Exhibit 10.56

Execution Document

LEASE AGREEMENT

Between

GENERAL ELECTRIC CAPITAL CORPORATION
a Delaware corporation,
as Lessor,

and

INAMED CORPORATION,
a Delaware corporation
as Lessee

Dated as of October 1, 2002

ARTICLE VI

Section 6.01.	Compensation
Section 6.02.	Casualty
Section 6.03.	Condemnation
Section 6.04.	Required Insurance Coverage
Section 6.05.	Separate Insurance Coverages
Section 6.06.	Compliance With Insurance Requirements
Section 6.07.	Additional Coverages
Section 6.08.	Policy Provisions
Section 6.09.	Companies and Form of Policies
Section 6.10.	Handling of Proceeds by Lessee
Section 6.11.	Handling of Proceeds by Depository
Section 6.12.	Certificates of Coverage
Section 6.13.	Procurement by Lessor

ARTICLE VII

Section 7.01.	Events of Default
Section 7.02.	Remedies Upon Lessee’s Default

ARTICLE VIII

Section 8.01.	Lessee’s Notices and Remedies
Section 8.02.	Fee Mortgagee’s Right To Cure

ARTICLE IX

Section 9.01.	Subordination and Nondisturbance
Section 9.02.	Election Not To Subordinate
Section 9.03.	Attornment
Section 9.04.	Limitations on Lessee
Section 9.05.	No Merger of Fee and Leasehold Estates
Section 9.06.	Changes to Lease Required by Fee Mortgagee

ARTICLE X

Section 10.01.	Estoppel Certificate
Section 10.02.	Financial Information

ARTICLE XI

Section 11.01.	Quiet Enjoyment

ARTICLE XII

Section 12.01.	Lessor’s Reversionary Interest; Surrender of Premises
Section 12.02.	Delivery of Rents and Records

Section 12.03.	Acceptance of Surrender
Section 12.04.	Holding Over

ARTICLE XIII

Section 13.01.	Definition of “Lessor”
Section 13.02.	Exculpation of Lessor

ARTICLE XIV

Section 14.01.	No Waiver, etc., by Parties
Section 14.02.	Notices, Etc
Section 14.03.	Separability
Section 14.04.	Headings
Section 14.05.	Relationship of Parties; Disclaimer
Section 14.06.	Operating Lease
Section 14.07.	Joint Obligation
Section 14.08.	Prior Agreements
Section 14.09.	Recording
Section 14.10.	Proration of Rent
Section 14.11.	Authorization of Lease
Section 14.12.	Applicable Law
Section 14.13.	United States Funds
Section 14.14.	Time of Performance
Section 14.15.	“Force Majeure” Delays
Section 14.16.	Waiver of Jury Trial
Section 14.17.	Attorneys’ Fees
Section 14.18.	Amendments
Section 14.19.	Successors and Assigns
Section 14.20.	Brokers
Section 14.21.	Construction
Section 14.22.	Execution In Counterparts
Section 14.23.	Exhibits and Riders

ARTICLE XV

Section 15.01.	Lessee’s Right of First Refusal

ARTICLE XVI

Section 16.01.	Lessee’s Expansion of the Improvements:

ARTICLE XVII

Section 17.01.	Specific Enforcement

SCHEDULE A	LEGAL DESCRIPTION
SCHEDULE B	[OMITTED]
SCHEDULE C	PERMITTED EXCEPTIONS
SCHEDULE D	LESSEE INSURANCE
SCHEDULE E	PERMANENT LOAN INSURANCE REQUIREMENTS

v

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made and entered into as of the 1st day of October, 2002 by and between GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Lessor”), and INAMED CORPORATION, a Delaware corporation (herein, together with permitted successors and assigns, called “Lessee”).

WHEREAS, pursuant to that certain Facility Lease, dated as of March 15, 1989 (as supplemented April 4, 1989, the “Existing Lease”), between Heleasco Seven, Inc., a Delaware corporation (“Heleasco”), as landlord, and Collagen Corporation, a Delaware corporation (“Collagen”), as tenant, Heleasco leased to Collagen certain land, improvements and equipment, all located at 48490 Milmont Drive, Fremont, California (the “Property”), for the term and on the terms and conditions set forth in the Existing Lease; and

WHEREAS, Lessor purchased Heleasco’s interest in the Existing Lease and the Property, and Lessee purchased Collagen’s interest in the Existing Lease; and

WHEREAS, Lessor and Lessee have amended the Existing Lease to apply only to certain items of equipment leased by Lessor to Lessee and wish to replace the Existing Lease with this Lease as to the Premises (as defined below), as of October 1, 2002.

NOW, THEREFORE, in consideration of the mutual promises contained herein, Lessor and Lessee agree as follows.

ARTICLE I

Section 1.01.                         Lease of Premises; Title and Condition.  In consideration of the rents and covenants herein stipulated to be paid and performed by Lessee and upon the terms and conditions herein specified, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the premises (the “Premises”) consisting of:

(a)                                  that parcel of land more particularly described in Schedule A attached hereto and made a part hereof (the “Land”) having an address at 48490 Milmont Drive, Fremont, California;

(b)                                 all of the buildings, structures, facilities, installations and other improvements of every kind and description now or hereafter in, on, over and under the Land (collectively, the “Improvements”);

(c)                                  any movable or not permanently affixed fixtures, machinery, equipment, furnishings, moveable walls or partitions, or other personal property used or procured for use in connection with the operation, maintenance and protection of the Premises, which are located on or in the Improvements on the Commencement Date (as defined in Section 1.03), including (without limitation) plumbing, gas, electrical, heating, ventilating, lighting and air conditioning systems, facilities used to provide any utility services, parking and common area facilities, refrigeration, garbage disposal, and all landscaping, paving and parking areas, but except items, if any, included within the category of

Lessee’s Equipment (collectively referred to herein as “Lessor’s Equipment”).  “Lessee’s Equipment” shall mean all machinery, equipment, furniture, furnishings and other personal property (i) installed by Lessee or its permitted sublessees or permitted occupants in, on or about the Premises (whether before, after or on the Commencement Date) and (ii) not used or procured for use in connection with the operation, maintenance and protection of the Premises, as such, but used or procured for use directly in connection with the business conducted thereon;

(d)                                 all fixtures, machinery, equipment, and other items of property, now or hereafter permanently affixed to or incorporated into the Improvements, including (without limitation) boilers, furnaces, heaters, electrical equipment, incineration, air and water pollution control, waste disposal, sprinkler systems, fire and theft protection equipment, plumbing, heating, ventilating, lighting and air conditioning systems, facilities used to provide any utility services, parking and common area facilities, and refrigeration systems and equipment, together with all replacements, modifications, and alterations thereto, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate except to the extent that any such item is an item of Lessee’s Equipment (collectively referred to herein as “Lessor’s Fixtures”) (all the foregoing being included within the term “Improvements”); and

(e)                                  all of Lessor’s right, title and interest, if any, in and to all easements, rights-of-way, appurtenances and other rights and benefits associated with the Land and to all public or private streets, roads, avenues, alleys or passways, open or proposed, on or abutting the Land, including (without limitation) the Contractual Requirements (as defined in Section 2.07 hereof) attached hereto as Exhibit B (all of the foregoing being included within the term “Land”).

The Premises are leased to Lessee in their present condition without representation or warranty by Lessor and subject to the rights of parties in possession, to the existing state of title, the existing state and quality of Improvements, any state of facts that an accurate survey or physical inspection thereof might show, all zoning regulations, restrictions, rules and ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction, to all applicable Legal Requirements (as defined in Subsection 5.02(b)) now or hereafter in effect and to Permitted Exceptions listed in Schedule C attached hereto.  Lessee has examined the Premises and title to the Premises and has found all of the same satisfactory for all purposes.

Section 1.02.                         Use.  Lessee may use the Premises or cause it to be used only for Permitted Uses.  “Permitted Uses” are defined as all uses permitted by law, the certificate of occupancy and regulations of the applicable local planning, building and other agencies.  Lessee shall not use the Premises for any other purpose without the prior written consent of Lessor, which consent may be withheld in its absolute discretion.  Without limiting the generality of the foregoing, Lessor may condition or withhold such consent if the proposed use will materially alter the character or purpose or materially detract or diminish the value or operating efficiency of the Premises, materially impair the revenue-producing capability of the Premises, materially adversely affect the ability of Lessee to comply with this Lease, materially increase the use, handling, generation, storage, transportation or disposal of any Hazardous Materials or constitute a nuisance.

Section 1.03.                         Term.

1.03.1                  This Lease shall be for a term of ten (10) years (the “Lease Term”) commencing on October 1, 2002 (the “Commencement Date”) and ending at midnight on September 30, 2012 (the “Expiration Date”) or such earlier date as this Lease is terminated pursuant to its terms.

1.03.2                  Provided that Lessee is not in default hereunder (after the giving of any written notice required hereunder and the expiration of any applicable cure period), Lessee shall have the option to extend the Lease Term for three (3) additional terms (each, an “Option Term”) of five (5) years each, exercisable by giving written notice to Lessor not later than ninety (90) days prior to the end of the then-current term.

Section 1.04.                         Rent.

1.04.1                  (a)  During the Lease Term, Lessee shall pay to Lessor the Basic Rent as follows:

•                                          October 1, 2002 — September 30, 2003, $65,000.00 per month.

•                                          October 1, 2003 — September 30, 2004, $66,560.00 per month.

•                                          October 1, 2004 — September 30, 2005, $68,157.44 per month.

•                                          October 1, 2005 — September 30, 2006, $69,793.21 per month.

•                                          October 1, 2006 — September 30, 2007, $71,468.24 per month.

•                                          October 1, 2007 — September 30, 2008, $73,183.47 per month.

•                                          October 1, 2008 — September 30, 2009, $74,939.87 per month.

•                                          October 1, 2009 — September 30, 2010, $76,738.42 per month.

•                                          October 1, 2010 — September 30, 2011, $78,580.14 per month.

•                                          October 1, 2011 — September 30, 2012, $80,466.06 per month.

(b)                                 For the first Option Term Lessee shall pay Basic Rent in an amount equal to ninety percent (90%) of the Market Rate for the Premises (as defined in Section 1.04.2 hereof), payable in equal monthly installments (but in no event shall such rent be less than $80,466.06 per month).

(c)                                  For the second Option Term Lessee shall pay Basic Rent in an amount equal to in an amount equal to ninety-five percent (95%) of the Market Rate for the Premises, payable in equal monthly installments (but in no event shall such rent be less than the rent payable in the previous Option Term).

(c)                                  For the third Option Term Lessee shall pay Basic Rent in an amount equal to in an amount equal to ninety-five percent (95%) of the Market Rate for the Premises, payable in equal monthly installments (but in no event shall such rent be less than the rent payable in the previous Option Term).

1.04.2                  For the purpose of this Lease, the “Market Rate for the Premises” shall mean an annual rental determined (as of one hundred eighty (180) days prior to the commencement of the pertinent Option Term (an “Option Term Commencement Date”)) for the then-prevailing market rate for space, comparable to the Premises, within a five (5) mile radius of the Premises.  In determining such market rate, Lessor and Lessee shall take into consideration the “net” character of this Lease, the quality, size, loading, parking, design and location of the Premises, the condition and age of the Premises and any tenant improvements made by Lessee; provided, however, that the Market Rate for the Premises shall be adjusted to take into account imputed Leasing Costs and Tenant Concessions (as defined below) which Lessor would otherwise have to pay for or provide (as the context may require) for a new tenancy in the absence of Lessee’s exercise of its option to extend the Lease Term.  As used herein, the term (i) “Tenant Concessions” shall include, without limitation, so-called free rent, tenant improvement allowances and work, moving allowances and lease takeovers; and (ii) “Leasing Costs” shall include an amount equal to leasing commissions and fees that Lessor would have to pay to a real estate broker if Lessor were to lease the Premises to a new tenant.

1.04.3                  In the event that Lessor and Lessee shall be unable to agree on the Market Rate for the Premises for any Option Term not later than one hundred sixty(160) days prior to the relevant Option Term Commencement Date, then not later than one hundred fifty (150)) days before such Option Term Commencement Date, Lessor and Lessee shall each appoint a real estate broker, licensed in the State of California and having ten (10) or more years experience in leasing industrial properties, who has participated (within one (1) year of the Option Term Commencement Date, and not on behalf of either party to this Lease) in a lease transaction for industrial space within a five (5) mile radius of the Premises.  Not later than one hundred thirty-five (135)) days prior to the Option Term Commencement Date, such brokers shall determine the Market Rate for the Premises.  If such brokers are unable to agree upon the Market Rate for the Premises by such deadline, then not later than one hundred twenty (120) days prior to the Option Term Commencement Date, such brokers shall appoint a third industrial real estate broker, licensed in the State of California, having ten (10) or more years experience in leasing industrial properties, who has participated (within one year of the Option Term Commencement Date, and not on behalf of either party to this Lease) in a lease transaction for industrial space within a five (5) mile radius of the Premises, and he shall, not later than one hundred five (105) days prior to the Option Term Commencement Date, determine the Market Rate for the Premises and communicate it to Lessor and Lessee.  Such determination shall bind Lessor and Lessee.  Lessee and Lessor shall pay the costs and fees of their respective brokers and shall split equally the costs and fees of the third broker.

1.04.4                  The Basic Rent shall be payable in equal monthly installments, in advance, on the first day of each and every month.  Lessee shall perform all its obligations under this Lease at its sole cost and expense, and shall pay all Basic Rent, additional charges and any other sum due hereunder when due and payable, without notice or demand.

1.04.5                  Lessee shall pay, as additional rent, all other amounts, costs, expenses, liabilities and obligations that Lessee herein assumes or agrees to pay,, and will reimburse Lessor for any payments thereof made by Lessor in accordance with the terms and requirements of this Lease (collectively, “Additional Rent’).  Such expenses shall include (without limitation) (i) the cost of air conditioning, electricity, heating, mechanical, ventilation, water and sewer, and any elevator systems and all other utilities, and the cost of supplies and equipment, and maintenance and service contracts in connection therewith, (ii) the cost of repairs, maintenance and cleaning of any common areas, (iii) the cost of fire, extended coverage, sprinkler, public liability, property damage and other insurance, (iv) fees, charges and other costs, including, if an Event of Default shall have occurred and be continuing hereunder, management fees, consulting fees, legal fees and accounting fees, of all independent contractors engaged by Lessor, (v) the cost of any license or permit fees, (vi) all taxes and assessments pursuant to Section 5.02(a) and (vii) any other costs and expenses of any other kind whatsoever reasonably incurred in managing, operating, maintaining and repairing the Premises, but excluding costs of any special services rendered to individual tenants (including Lessee) for which a special charge is made, other costs billed to and paid by individual tenants (including Lessee) and costs paid by proceeds of insurance.  In the event of any failure by Lessee to pay any of the Additional Rent, Lessor shall have all rights, powers and remedies provided for herein or by law as in the case of nonpayment of the Basic Rent.

Section 1.05.                         Payment of Rent.  Lessee will pay to Lessor all Basic Rent and Additional Rent by good check or checks subject to collection, at the principal office of Lessor, or at such other place or to such agent as Lessor from time to time may designate by written notice to Lessee given not later than the twentieth day of the month for the following and subsequent months.

Section 1.06.                         Late Payment Charge.  If Lessee shall fail to make payment of any installment of Basic Rent, any payment of Additional Rent or any payment of any other sums required by this Lease as provided in this Lease within ten days after notice is given to Lessee stating that such payment is past due (regardless of any notice requirements for purposes of Article VII), Lessee shall pay to Lessor, in addition to such Basic Rent, Additional Rent or other sum, a late charge equal to 5% of the amount so delinquent, said charge being intended as stipulated compensation for the additional costs and expenses incurred by Lessor because of such late payment and not as a penalty.

ARTICLE II

Section 2.01.                         Disclaimer of Representation by Lessor.  Lessee is fully familiar with the physical condition of the Premises and all Improvements.  Lessor has made no representation as to the condition of the Premises or Improvements or the fitness or availability thereof for any particular.  use and none shall be implied from this Lease, and Lessor shall not be liable for any latent or patent defect therein.

Section 2.02.                         Premises Leased “As Is”.  THE PREMISES, INCLUDING IMPROVEMENTS, ARE DEMISED AND LEASED TO LESSEE “AS IS” AND IN THEIR PRESENT CONDITION WITHOUT ANY REPRESENTATION OR WARRANTY BY LESSOR AS TO THEIR COMPLIANCE WITH APPLICABLE LEGAL REQUIREMENTS AND INSURANCE REQUIREMENTS (AS DEFINED IN SECTION 6.04) NOW OR HEREAFTER IN EFFECT OR AS TO THEIR COMPLIANCE WITH APPLICABLE TERMS AND CONDITIONS OF ANY CONTRACTUAL REQUIREMENTS (AS DEFINED IN SECTION 2.07).

LESSEE HAS INSPECTED, IS FULLY FAMILIAR WITH AND HEREBY ACCEPTS THE PREMISES AND HAS FOUND THE SAME TO BE SATISFACTORY TO IT FOR ALL PURPOSES RELATING TO THIS LEASE.  LESSOR SHALL HAVE NO LIABILITY WHATSOEVER TO LESSEE IN RESPECT OF OR ARISING OUT OF THE EXISTING STATE OF TITLE TO THE PREMISES OR OF THE EXISTING CONDITION, STAGE OF COMPLETION OR QUALITY OF CONSTRUCTION OF THE IMPROVEMENTS.

LESSOR MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES OR OF ANY FIXTURES OR OTHER ITEMS CONSTITUTING ANY PORTION THEREOF, OR THE LOCATION, USE, DESCRIPTION, DESIGN, MERCHANTABILITY, FITNESS FOR USE FOR A PARTICULAR PURPOSE, CONDITION OR DURABILITY THEREOF, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR WITH RESPECT TO LESSOR’S TITLE THERETO OR OWNERSHIP THEREOF, AND ALL RISKS INCIDENT THERETO SHALL BE BORNE BY LESSEE.

Section 2.03.                         Maintenance and Repair.

(a)                                  Lessee acknowledges that it has received the Premises in good order and repair.  Lessee, at its own expense, will maintain all parts of the Premises in good repair and condition and will take all action and will make all structural and nonstructural, foreseen and unforeseen and ordinary and extraordinary changes and repairs that may be required to keep all parts of the Premises in good repair and condition (including, without limitation, all painting, glass, utilities, conduits, fixtures and equipment, foundation, roof, exterior walls, heating and air conditioning systems, wiring, plumbing, sprinkler systems and other utilities, and all paving, sidewalks, roads, parking areas, curbs and gutters and fences).  Lessor shall not be required to maintain, repair or rebuild all or any part of the Premises.  Lessee waives the right to require Lessor to maintain, repair or rebuild all or any part of the Premises or make repairs at the expense of Lessor pursuant to any Legal Requirement, agreement, contract, covenant, condition or restrictions at any time.

(b)                                 Replacement of or major repairs to all structural or mechanical systems shall be undertaken by Lessee at its sole cost and expense.  Such replacements shall be made pursuant to and in accordance with plans and specifications approved in advance by Lessor as required for Major Alterations.

(c)                                  Lessee shall have the benefit of, and the right to enforce, all builders’ and manufacturers’ warranties issued for the benefit of the Premises so long as Lessee is not in default under the terms of this Lease and all costs of Lessor’s cooperation are borne by Lessee Lessor agrees to promptly cooperate with Lessee to the extent necessary or desirable to enforce the provisions of all warranties.

Section 2.04.                         Alterations, Replacements and Additions.  With respect to any alteration, change, addition or improvement (herein collectively referred to as an “Alteration”) to any portion of the Premises:

(a)                                  If such Alteration is not structural in nature and does not affect the condition of the Improvements or any utilities and does not lessen the value of the Premises as it is at the commencement of such work, and if the cost thereof is less than $125,000 (which amount shall be increased by a factor of two and four tenths percent (2.4%) annually during.  the tern of this Lease (such amount being referred to herein at the “Alteration Consent Trigger”), Lessor’s consent to such Alteration shall not be required.  Such Alterations (referred to herein as “Minor Alterations”) shall be expeditiously completed in a good and workmanlike manner and in compliance with all applicable Legal Requirements and Insurance Requirements.  Lessee shall pay the increased premium, if any, charged by the insurance companies carrying insurance policies on the Premises, to cover the additional risk during the course of such work.  Lessee shall provide Lessor upon request with evidence of payment for all work done within 90 days after completion thereof.  All such Alterations made by Lessee to the existing (as of the date of this Lease) Improvements, Lessor’s Fixtures and Lessor’s Equipment shall be and become part of the Premises.

(b)                                 If such Alteration is structural in nature or adversely affects the value or utility of the Improvements or lessens the value of the Premises as it is at the commencement of such work in any material respect, or if the cost thereof exceeds the Alteration Consent Trigger, Lessor’s prior written consent to such alteration thereto shall be required, but such consent shall not be unreasonably withheld, delayed or conditioned.  Such Alterations (referred to herein as “Major Alterations”) shall be performed in accordance with the following requirements:

(i)                                     Before commencing any Major Alteration, Lessee shall, upon request, at Lessee’s own cost and expense, deliver to Lessor an endorsement to the commercial general liability policy required by this Lease, which endorsement shall provide that such insurance will cover work in progress;

(ii)                                  Lessee shall pay the increased premium, if any, charged by the insurance companies carrying insurance policies on the Premises, to cover the additional risk during the course of such work;

(iii)                               All such Alterations made by Lessee to the existing (as of the date of this Lease) Improvements, Lessor’s Fixtures and Lessor’s Equipment shall be and become a part of the Premises;

(iv)                              Lessee shall, prior to the commencement of such work, submit plans and specifications to Lessor for Lessor’s approval.  If Lessor approves such plans and specifications, Lessee shall obtain all necessary approvals from municipal departments and bureaus and from any other municipal, state and federal authorities having supervision or jurisdiction of the Premises, and a copy of all such necessary approvals shall be delivered to Lessor;

(v)                                 All of such work shall be completed substantially in accordance with the plans and specifications approved by Lessor and in accordance with all Legal Requirements;

(vi)                              No building now or hereafter erected upon the Premises shall be demolished, nor shall Major Alteration be made thereto, without the prior written consent of Lessor;

(vii)                           Lessee shall provide Lessor upon request with evidence of payment for all work done within 90 days after completion thereof; and

(viii)                        Prior to the commencement of any such work, Lessee shall furnish Lessor such security or assurances as are reasonably required by Lessor to assure completion of the Major Alteration and payment of the costs thereof, including Lessor’s reasonable approval of the proposed construction budget or estimated costs of construction and Lessee’s assurance that Lessee can and will pay all costs of construction and will discharge all construction liens which may be asserted on account of the work.

(c)                                  The provisions of this Section shall also apply with respect to any Alterations undertaken by any subtenant of any portion of the Premises.

Section 2.05.                         Encumbrances.  If all or any part of the Improvements shall encroach upon any property, street or right-of-way adjoining or adjacent to the Premises, or shall violate the agreements or conditions affecting the Premises or any part thereof, or shall hinder, obstruct or impair any easement or right-of-way to which the Premises are subject, then, promptly after written request of Lessor (unless such encroachment, violation, hindrance, obstruction or impairment is not material) or of any person so affected, Lessee shall, at its expense, either (a) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting therefrom or (b) if Lessor consents thereto, make such changes, including alteration or removal, to the Improvements and take such other action as shall be necessary to remove or eliminate such encroachments, violations, hindrances, obstructions or impairments.

Section 2.06.                         Replacement of Lessor’s Fixtures and Lessor’s Equipment.

(a)                                  Lessee may, from time to time, subject to Lessor’s prior written consent and upon not less than 30 days’ prior written notice to Lessor, remove and dispose of any of Lessor’s Fixtures and Lessor’s Equipment constituting a major component of the Premises (i.e.  plumbing, gas, electrical, heating, ventilating, lighting and air conditioning systems.  Lessor’s consent shall not be unreasonably withheld so long as Lessee promptly replaces such Lessor’s Fixtures and Lessor’s Equipment, constituting a major component of the Premises, with items which are at least equal in value and general utility to those removed, which are free of any liens or security interests and the fee title to which is conveyed directly to Lessor and made subject to this Lease (provided, however, that Lessee shall not be required to replace a component of the Premises if its function is obsolete).

(b)                                 Lessee may, from time to time, and upon not less than 30 days’ prior written notice to Lessor, remove and dispose of any of Lessor’s Fixtures and Lessor’s Equipment which does not constitute a major component of the Premises so long as Lessee promptly replaces such Lessor’s Fixtures and Lessor’s Equipment which are not major components of the Premises with items which are at least equal in value and general utility to those removed (provided, however, that Lessee shall not be required to replace a component of the Premises if its function is obsolete).  Such components must be free of any liens or security interests and the fee title to such must be, upon placement of such components upon the Premises, conveyed directly to Lessor and made subject of this Lease.

Section 2.07.                         Lessee To Comply With Covenants.  Lessee agrees that it will not use the Premises, or any part thereof, or suffer or permit the same to be used in any manner or suffer or do anything upon the Premises or any part thereof which may violate any material covenant, condition, reservation, agreement, easement or restriction to which the Premises may be subject on the Commencement Date or which may be imposed after said date which are consented to in writing by Lessee, and Lessee agrees that it will observe and perform and will comply with and carry out the provisions of all Contractual Requirements during the Lease Term.  “Contractual Requirements” are defined as all obligations required under any covenants, conditions and restrictions, easement agreements, operating agreements, equipment leases or other contractual obligations applicable to and binding upon the Premises.

Section 2.08.                         Lessor’s Cooperation Clause.  Upon reasonable request from time to time, Lessor shall join with Lessee in executing: (a) any conveyance, dedication, grant of easement or license or other instrument as shall be reasonably necessary to provide public utility service to the Premises or in order to allow the Permitted Uses of the Premises by Lessee and (b) to the extent that the signature or approval of Lessor is required by any governmental body, applications for such permits or other governmental authorization or approvals.  Lessor will join in such applications or other documentation without any cost or liability to Lessor in connection therewith, and Lessee shall indemnify and hold Lessor harmless from any cost, liability or expense arising therefrom.

Section 2.09.                         No Third-party Claims Against Lessor.  Nothing contained in this Lease shall constitute the consent or request of Lessor, express or implied, by inference or otherwise, to any person, firm or entity for the performance of any labor or the furnishing of any materials or other property in respect of the Premises or any part thereof, or as giving Lessee any authority to contract for or permit the rendering of any services or the furnishing of any materials or other property so as to permit the making of any claim against Lessor.  Nothing in this Lease shall be deemed as giving Lessee any right, power or authority to contract for or permit the rendering of any service or the furnishing of any material that would give rise to any mechanic’s or other lien against Lessor’s interest in the Premises.  NOTICE IS HEREBY GIVEN THAT LESSOR WILL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE, OR TO ANYONE HOLDING AN INTEREST IN THE PREMISES (OR ANY PART THEREOF) THROUGH OR UNDER LESSEE, AND THAT NO CONSTRUCTION, MECHANIC’S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LESSOR IN THE PREMISES.

ARTICLE III

Section 3.01.                         Removal.  Lessee may remove Lessee’s Equipment at any time during the Lease Term, and Lessee shall remove Lessee’s Equipment upon termination of this Lease.  Any of Lessee’s Equipment not removed by Lessee prior to the expiration of the Lease or earlier termination shall be considered abandoned by Lessee and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without notice to Lessee.  Lessee shall pay Lessor upon demand all reasonable costs and expenses incurred by Lessor in removing, storing and disposing of same.  Lessee will repair at its expense (or shall reimburse Lessor upon demand for all expenses incurred by Lessor in repairing) all damage to the Premises caused to the Premises by the removal of Lessee’s Equipment, except where such damage is due to the gross negligence or intentional misconduct of Lessor or its contractors.

ARTICLE IV

Section 4.01.                         Restriction on Assignment or Other Transfer.  Lessee covenants and agrees for Lessee and its successors, assigns and legal representatives that neither this Lease nor the Lease Term and estate hereby granted, nor any part hereof or thereof, will be assigned, mortgaged, pledged or encumbered by Lessee or otherwise transferred (whether voluntarily, involuntarily, by operation of law, or otherwise) or for any purpose other than as set forth herein, without the prior written consent of Lessor in every case (a “Transfer”), except in accordance with this Section (such consent shall not be unreasonably withheld, delayed or conditioned provided the conditions in Section 4.02 have been satisfied).  For the purposes of this Section, a Transfer shall be deemed to include any transfer, assignment or encumbrance of the controlling interests in Lessee, whether occurring by reason of one transaction or cumulatively in any two or more transactions; and in any event a Transfer shall not be deemed to occur solely as a result of the death of any natural person or the transfer of any interest to a trust for estate planning purposes without the release of the transferor.

Notwithstanding the foregoing, Lessee may, without consent, assign or sublet up to one hundred percent (100%) of the leaseable floor area of the Premises to an Affiliate of Lessee (as defined in Section 4.08 below), provided that Lessee shall agree in writing to remain fully liable for the obligations of the “Lessee” hereunder.  Lessee shall give Lessor prompt written notice of any such assignment or subletting as required by Section 4.05 below.  In the case of an assignment, Lessee shall also execute and deliver to Lessor an agreement in form and substance in all respects reasonably satisfactory to Lessor whereby Lessee ratifies and guarantees all of the obligations of the assignee Affiliate of Lessee under this Lease.

Except as is set forth above, any sublease of more than twenty-five percent (25%) of the leaseable floor area of the Premises will be deemed a Transfer..  If the Transfer involves an assignment of this Lease (including a Transfer to an Affiliate of Lessee), the assignee shall execute and deliver to Lessor an agreement in form and substance in all respects reasonably satisfactory to Lessor whereby such assignee assumes and agrees to be bound by and perform all of the obligations of Lessee under this Lease.

Section 4.02.                         Information About Proposed Transferee.  Notwithstanding anything contained in Section 4.01, in the event Lessee wishes to assign or otherwise make a Transfer of this Lease, Lessee shall first notify Lessor of the name of the proposed transferee and of the material terms, provisions and conditions contained in the proposed Transfer, and shall provide Lessor with such information as to the proposed transferee’s financial condition, business experience and standing as Lessor may reasonably require.

Section 4.03.                         Terms Relating to Consent.  Lessor shall have the right to withhold or condition its consent (subject, however, to its covenant not to unreasonably withhold, delay or condition such consent) to any proposed Transfer unless the following conditions are met:

(a)                                  the proposed transferee is of a financial standing which in Lessor’s judgment will allow such proposed transferee to meet its obligations under this Lease as they become due;

(b)                                 the Premises will be used by such transferee for a Permitted Use;

(c)                                  there shall be no material default by Lessee which has not been cured within any (if any) applicable cure period under any of the terms, covenants and conditions of this Lease at the time that Lessor’s consent to any such Transfer is requested or on the effective date of the Transfer, and

(d)                                 Lessee shall reimburse Lessor for any reasonable expenses that may be incurred by Lessor in connection with the proposed Transfer, including (without limitation) the costs of making investigations as to the acceptability of a proposed transferee and all reasonable legal fees and legal expenses incurred in connection with the granting of any requested consent to the Transfer;

(e)                                  any request for an assignment of this Lease shall be accompanied by the proposed instrument of assignment and the assignment document will provide that the assignee cannot further transfer its interest without complying with the transfer .  requirements of this Lease.

Section 4.04.                         Subleases.  Lessee may sublease all or any part of the Premises to one or more subtenants without the consent of Lessor, provided the sublease is subordinate to this Lease and to the Fee Mortgage, and the sublessee does not require a nondisturbance agreement with Lessor.

In the event that a subtenant requests a nondisturbance agreement, then Lessor will grant a reasonably acceptable nondisturbance agreement to such subtenant, provided that such subtenant and sublease are reasonably acceptable to Lessor under its then-current underwriting standards for similar properties and transactions, and to the extent that a proposed subtenant requests a nondisturbance agreement, such sublease shall be submitted to Lessor for review and approval (which shall not be unreasonably withheld, conditioned or delayed) together with such financial information regarding the proposed subtenant as Lessor may reasonably request.  Notwithstanding the foregoing, Lessor shall grant a reasonable nondisturbance agreement to a proposed subtenant if (a) such subtenant has a tangible net worth (or stockholder equity, as the context may require) of not less than $100,000,000, and (b) the rent payable under the sublease is reasonable under the then-prevailing market for sublease space, of the type and size being subleased in the Premises, in the Fremont, California, industrial market.

“Fee Mortgage” means any mortgage, deed of trust or similar instrument encumbering real property to secure an obligation made by Lessor which is at any time a lien on Lessor’s interest in the Premises, the beneficiary of which is referred to herein as “Fee Mortgagee.” Any sublease of all or a portion of the Premises shall specifically state that it is subject and subordinate to the terms and conditions of this Lease and to the Fee Mortgage, that it shall be limited by the provisions hereof and that the lessee thereunder shall not have any other or further rights than Lessee has under this Lease.  No sublease shall extend for any period longer than the then-current term of this Lease.

Section 4.05.                         Original Documents to Lessor.  In the event this Lease is assigned or if more than twenty-five percent (25%) of the Premises is sublet a duplicate original of the instrument of assignment or subletting, as the case may be, shall be sent to Lessor within 10 days after the effective date thereof.  Any assignee of this Lease shall assume the obligations of Lessee hereunder and a duplicate original of such assumption shall be delivered to Lessor together with the aforesaid duplicate original of the assignment instrument.

Section 4.06.                         Effect of Transfer.  Unless Lessor shall otherwise agree in writing at the time of an assignment, Transfer, or sublease, no such assignment, Transfer or sublease shall release Lessee from liability hereunder or affect or reduce any obligations.  of Lessee named herein or of any other Lessee assuming this Lease or affect or reduce the rights of Lessor hereunder.  All obligations of Lessee named herein and of any other Lessee assuming this Lease shall continue in full effect as the joint and several obligations of a principal and not of a guarantor or surety, as though no assignment, Transfer or sublease had been made.  In connection therewith, Lessee named herein and each succeeding Lessee assuming this Lease agrees that the joint and several liability of each hereunder shall continue in full force and effect and shall not be terminated or affected by any action which Lessor may take or fail to take against any Lessee hereunder or by reason of any waiver of, or failure to enforce, any rights or remedies reserved to Lessor, or otherwise.

Section 4.07.                         Collection of Rent.  If Lessee’s interest in this Lease is assigned, whether or not in violation of the provisions hereof, Lessor may collect Basic Rent and Additional Rent from the assignee.  If the Premises is sublet to, or occupied by, or used by, any person other than Lessee, whether or not in violation hereof, Lessor after default by Lessee under this Lease, may collect Basic Rent and Additional Rent from the subtenant, user or occupant.  In either case, no such assignment, sublease or collection shall affect Lessee’s obligations hereunder, and Lessor shall apply the net amount collected to the Basic Rent, Additional Rent and other obligations of Lessee reserved in this Lease in such order as Lessor elects.

Section 4.08.                         Affiliate Transfers.  Notwithstanding anything to the contrary in this Section 4, Lessee may assign this Lease or sublease the Premises (or any portion thereof) without Lessor’s consent to any Affiliate of Lessee or to any person or entity which acquires all of the stock or assets of Lessee as a going concern; provided that Lessee shall deliver to Lessor, not later than twenty (20) days after the effective date of such transaction, a true and complete copy of the instrument -by which such transaction is effected or a memorandum thereof.  In the event of assignment of this Lease pursuant to this paragraph the assignee shall be deemed to have assumed all of the obligations of Lessee under this Lease.  As used herein, “Affiliate of Lessee” shall mean any corporation or other entity that controls, is controlled by or is under common control with Lessee or any corporation or other entity resulting from the merger or consolidation with Lessee.  The foregoing notwithstanding, no such transfer to an Affiliate of Lessee shall release Lessee of liability hereunder unless Lessor shall otherwise agree in writing at the time of the transfer.

ARTICLE V

Section 5.01.                         Net Lease.

(a)                                  It is expressly understood and agreed by and between the parties that this Lease is an absolute net lease, and the Basic Rent and all other sums payable hereunder to or on behalf of Lessor shall be paid without notice or demand and without setoff, counterclaim, abatement, suspension, deduction or defense.

(b)                                 Except as otherwise expressly provided in the Lease, this Lease shall not terminate, nor shall Lessee have any right to terminate this Lease or be entitled to the abatement of any rent or any reduction thereof, nor shall the obligations hereunder of Lessee be otherwise affected, by reason of any damage to or destruction of all or any part of the Premises from whatever cause, the taking of the Premises or any portion thereof by condemnation or otherwise, the prohibition, limitation or restriction of Lessee’s use of the Premises, or interference with such use by any private person or corporation, or by reason of any eviction by paramount title or otherwise, or for any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding, it being the intention of the parties hereto that the rent and all other charges payable hereunder to or on behalf of Lessor shall continue to be payable in all events and the obligations of Lessee hereunder shall continue unaffected, unless the requirement to pay or perform the same shall be terminated pursuant to an express provision of this Lease.  Nothing contained in this Section shall be deemed a waiver by Lessee of any rights that it may have to bring a separate action with respect to any default by Lessor hereunder or under any other agreement.

(c)                                  Lessee covenants and agrees that it will remain obligated under this Lease in accordance with its terms and that Lessee will not take any action to terminate, rescind or avoid this Lease, notwithstanding the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Lessor in any such proceeding and notwithstanding any action with respect to this Lease which may be taken by any trustee or receiver of Lessor in any such proceeding or by any court in any such proceeding.

(d)                                 Except as may be otherwise expressly provided in this Lease with respect to condemnation and casualty, Lessee waives all rights now or hereafter conferred by law (i) to quit, terminate or surrender this Lease or the Premises or any part thereof or (ii) to any abatement, suspension, deferment or reduction of the rent, or any other sums payable hereunder to or on behalf of Lessor, regardless of whether such rights shall arise from any present or future constitution, statute or rule of law.

Section 5.02.                         Taxes and Assessments; Compliance With Law.

(a)                                  Lessee shall pay, prior to any interest, penalty, fine or cost that may be added for nonpayment: (i) all taxes, assessments, levies, fees, water and sewer rents and charges and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time prior to or during the Lease Term hereof, imposed or levied upon or assessed against or which arise with respect to (A) the Premises, (B) any Basic Rent, Additional Rent or other sums payable hereunder, (C) this Lease or the leasehold estate hereby created or (D) the operation, possession or use of the Premises; (ii) all taxes imposed or levied upon, assessed against or measured by any Basic Rent, Additional Rent or other sums payable hereunder, specifically excluding, however, income taxes of Lessor; (iii) all sales, value added, ad valorem, use and similar taxes at any time levied, assessed or payable on account of the acquisition, ownership, leasing, operation, possession or use of the Premises; and (iv) all charges of utilities, communications and similar services serving the Premises.  Lessee shall not be required to pay any franchise, estate, inheritance, transfer, income, capital gains or similar tax of Lessor unless such tax is imposed, levied or assessed in substitution for any other tax, assessment, charge or levy which Lessee is required to pay pursuant to this Section; provided, however, that if, of any time during the Lease Term, the method of taxation shall be such that there shall be assessed, levied, charged or imposed on Lessor a capital levy or other tax directly on the rents received therefrom, or upon the value of the Premises or any present or future improvement or improvements on the Premises, then all such levies and taxes or the part thereof so measured or based shall be payable by Lessee, and Lessee shall pay and discharge the same as herein provided.  Lessee will furnish to Lessor, promptly after demand therefor, proof of payment of all items referred to above which are payable by Lessee.  If any such assessment may legally be paid in installments, Lessee may pay such assessment in installments; in such event, Lessee shall be liable only for installments which become due and payable with respect to any tax period occurring in whole or in part during the Lease Term hereof, provided, however, that all amounts referred to in this Section for the fiscal or tax year in which the Lease Term shall expire shall be apportioned so that Lessee shall pay those portions thereof which correspond with the portion of such year as are within the Lease Term hereby demised.  Lessee shall have the right to contest taxes assessed against the Premises by appropriate proceedings in good faith, timely filed, provided that Lessee shall first pay such taxes or (at its expense) bond over such taxes or (at its expense) take such other steps as may be required to avoid delinquency or foreclosure of the lien of such taxes.  Lessor may require that Lessee post security for payment of such lien.

(b)                                 Lessee shall comply with and cause the Premises to comply with and shall assume all obligations and liabilities with respect to (i) all laws, ordinances and regulations and other governmental rules, orders and determinations presently in effect or hereafter enacted, made or issued, whether or not presently contemplated (collectively, “Legal Requirements”), applicable to the Premises or the ownership, operation, use or possession thereof and (ii) all agreements, contracts, insurance policies (including, without limitation, to the extent necessary to prevent cancellation thereof and to insure full payment of any claims made under such policies), agreements, covenants, conditions and restrictions now or hereafter applicable to the Premises or the ownership, operation, use or possession thereof, including (without limitation) all such Legal Requirements, contracts, agreements, covenants, conditions and restrictions that require structural, unforeseen or extraordinary changes; provided, however, that, with respect to any of the obligations of Lessee in clause (ii) above which are not now in existence, Lessee shall not be required to so comply unless Lessee is either a party thereto or has given its written consent thereto, or unless the same is occasioned by Legal Requirements or Lessee’s default (including any failure or omission by Lessee) under this Lease.  Nothing in clause (ii) of the immediately preceding sentence or the following sentence shall modify the obligations of Lessee under Section 5.07.

(c)                                  If an Event of Default shall occur and be continuing, upon the request of Lessor, Lessee shall, in addition to and concurrently with the payment of Basic Rent as required in Subsection 1.04(a), each month pay .one-twelfth of the amount (as estimated by Lessor) of the annual taxes and assessments described in Subsection 5.02(a) and the annual premiums for insurance required in Section 6.04 next becoming due and payable with respect to the Premises, and Lessee shall also pay to Lessor on demand therefor the amount by which the actual taxes and assessments and insurance premiums exceed the payment by Lessee required in this subsection.  In the event that Lessee shall timely pay any such sums to Lessor or Lessor’s designee, then Lessor shall cause such sums to be timely paid to the relevant taxing authority to cover such taxes.

Section 5.03.                         Utility Services.  Lessee agrees to arrange for, and to pay or cause to be paid all charges for, gas, water, sewer, electricity, light, heat, power, telephone or other communication service or other utility or service used, rendered or supplied to, upon or in connection with the Premises or any portion thereof, throughout the Lease Term, and to indemnify Lessor and save it harmless against any liability or damages arising from any interruption, curtailment or stoppage of any such utility or service.  Lessee shall also, at its sole cost and expense, procure or cause to be procured any and all necessary permits, licenses or other authorizations required for the lawful and proper use and for the installation and maintenance upon the Premises of wires, pipes, conduits, tubes and other equipment and appliances for use in supplying any such utility service to or upon the Premises.  Lessee expressly agrees that Lessor is not, nor shall it be, required to furnish to Lessee or any other occupant of the Premises, during the demised term, any water, sewer service, gas, heat, electricity, light, power or any other facilities, equipment, labor, materials or services of any kind whatsoever.

Section 5.04.                         No Adverse Possession.  Lessee shall not suffer or permit the Premises or any part or parts thereof to be used in such manner as might reasonably tend to impair Lessor’s title to the Premises or any portion thereof, or in such manner.  as might reasonably make possible a claim or claims of adverse usage or adverse possession, or of implied dedication of the Premises or any portion thereof.

Section 5.05.                         Entry by Lessor.  Lessor, the Fee Mortgagee and their authorized representatives shall have the right to enter the Premises or any portion thereof at all reasonable times upon reasonable-prior notice (except in cases of emergency, where no notice will be required) to Lessee (a) for the purpose of inspecting the same (including without limitation any environmental inspection) or, after the occurrence of an Event of Default by Lessee in completing any alterations or repairs required hereunder, for the purpose of doing any work, and may take all such action thereon as may be necessary or appropriate for any such purpose (but nothing contained in this Lease or otherwise shall create or imply any duty upon the part of Lessor to make any such inspection or do any such work), and (b) for the purpose of showing the Premises to prospective purchasers and mortgagees and, within 12 months prior to the expiration of the Lease Term, for the purpose of showing the same to prospective lessees.  No such entry shall constitute an eviction of Lessee.

Section 5.06.                         Liens.  Lessee will remove and discharge any charge, lien, security interest or encumbrance upon the Premises or upon any Basic Rent, Additional Rent or other sums payable hereunder which arises for any reason, including (without limitation) all liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of the Premises or by reason of labor or materials furnished or claimed to have been furnished to Lessee or for the Premises, but not including (a) the liens and encumbrances set forth in Schedule C, (b) this Lease and any assignment hereof or any sublease permitted hereunder and (c) any mortgage, charge, lien, security interest or encumbrance created or caused by Lessor or its agents, employees or representatives without the consent of Lessee.  Lessee may provide a bond or other security acceptable to Lessor to remove or pay all costs associated with the removal of any such lien.  Nothing contained in this Lease shall be construed as constituting the consent or request of Lessor, express or implied, to or for the performance (on behalf of or for the benefit of Lessor) by any contractor, laborer, materialman or vendor, of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof.  Notice is hereby given that Lessor will not be liable for any labor, services or materials furnished or to be furnished to Lessee, or to anyone holding an interest in the Premises or any part thereof through or under Lessee, and that no mechanic’s or other liens for any such labor, services or materials shall attach to or affect the interest of Lessor in and to the Premises.  Lessee shall have the right to contest any such lien, by appropriate proceedings in good faith, timely filed, provided, however, that Lessee shall bond over such lien or otherwise take such steps (at its expense) as may be required in order to avoid delinquency or foreclosure of such lien.  Lessor may require that Lessee post security for payment of such lien.

Section 5.07.                         Indemnification.  Lessee will defend, protect, indemnify and save harmless Lessor, its agents and employees and the Fee Mortgagee, from and against any and all liabilities, obligations, damages, losses, penalties, claims, causes of action, costs, charges and/or expenses (excluding consequential damages), including reasonable attorneys’ fees and expenses, which may be imposed upon or incurred by or asserted against Lessor,.  its agents or employees or the Fee Mortgagee by reason of (a) any accident, injury to any person (including death) or damage to property occurring on or about the Premises from all causes whatsoever (except to the extent caused by any act of sole negligence or willful misconduct of Lessor or Fee Mortgagee), (b) any loss arising out of any work performed on Premises by Lessee or any agent, employee or contractor of Lessee or by any assignee or sublessee of Lessee or any agent, employee or contractor of any such assignee or sublessee, (c) any default on the part of Lessee to perform or comply with any term of this Lease, (d) any claim for the performance of labor or the furnishing of materials or other property at Lessee’s request or at the request of anyone claiming under Lessee or performed by Lessor in respect of the Premises or any part thereof, (e) any action or proceeding pertaining to the Premises to which Lessor, its agents or employees or the Fee Mortgagee is made a party or in which it becomes necessary in the judgment of Lessor to defend or uphold the validity of the interest of Lessor in the Premises (but excluding title claims not caused or incurred by Lessee, it being understood that Lessor, and not Lessee, shall have the obligation and bear the expense and consequences of title claims which are asserted by third parties and which are not caused by any act or omission of Lessee) and (f) any acts, omissions, or negligence of Lessee or the sublessees, contractors, agents, employees, invitees, customers, concessionaires or licensees of Lessee (except to the extent caused by any act of sole negligence or willful misconduct of Lessor or Fee Mortgagee).

Section 5.08.                         Environmental Compliance.

(a)                                  Lessee’s Representations.  As a material inducement for Lessor to enter into this Lease, Lessee represents and warrants that (i) except as may be permitted by applicable law, throughout the Lease Term (A) all parts of the Premises will be kept free (by Lessee and others) of Hazardous Materials (as defined below) and (B) no part of the Premises will be used by Lessee or others to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials and (ii) Lessee will not suffer or permit any activity in, at or from all or any part of the Premises that will cause or contribute to pollution (by petroleum or petroleum products, or otherwise) of the Premises in whole or in part or any other property.  “Hazardous Materials” shall mean all materials which because of their quantity, concentration or physical, chemical or infectious characteristics may cause or pose a present or potential hazard to human health or the environment when improperly handled, treated, stored, transported, disposed of or otherwise managed.  The term shall include (without limitation) all petroleum, petroleum products, explosives, - radioactive materials, hazardous wastes, hazardous or toxic substances, any material containing 1% or more asbestos by weight or any other substance or material now or hereafter defined as a “hazardous” or “toxic” substance, material or product by the U.S.  Environmental Protection Agency or the state in which the Premises is located under the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), the Resource Conservation and Recovery Act (RCRA), the Toxic Substances Control Act (TSCA), the Federal Water Pollution Control Act (FWPCA) or comparable state statutes and other Environmental Requirements (as defined below).  Lessee shall comply fully with all Environmental Requirements.  “Environmental Requirements” shall mean all applicable laws pertaining to the protection of human health and the environment, including (without limitation) employee and community right-to-know laws and all laws regarding the use, generation, storage, transportation, treatment, disposal or other handling of Hazardous Materials...  The only Hazardous Materials permitted on the Premises are cleaning products and pharmaceutical products, chemicals and solvents used in connection with the manufacturing, testing, storage and distribution of Lessee’s pharmaceutical products, and other materials in ordinary quantities which are used in the ordinary course of business and necessary for the conduct of the Permitted Uses and which Lessee uses in strict compliance with all applicable Environmental Requirements.

(b)                                 Lessee’s Remediation.  If during the Lease Term any Hazardous Materials are dumped, released, discharged, spilled or leaked onto or into the Premises or found to be contaminating the Premises (or if a party has reasonable cause to believe that such dumping, releasing, discharge, spilling or leak may have occurred or that such

Hazardous Materials may be contaminating the Premises), the party will notify the other party in writing (except in cases of an emergency as described in Section 5.05 in which event the party shall have the right to take action without such notice as provided therein) as to the matter in question.  In such event or at any other time as may be requested by Lessor, the parties will cooperate in having reasonable examinations, tests or investigations performed at Lessee’s expense to determine the extent of the problem and nature of appropriate corrective action (or if Lessee fails to cause such examinations or investigations to be performed after notice of the required action Lessor will have the right to perform them on Lessee’s behalf and at Lessee’s expense).  If such examinations demonstrate that the Premises is contaminated by Hazardous Materials at levels requiring remedial action under applicable laws, Lessee will have 30 days (or such longer time as may be reasonably necessary under the circumstances or such lesser time as may be required by emergency conditions, by law, regulation or judicial order, or by any governmental entity, whichever is sooner) after written notice from Lessor to eliminate same and (to the extent necessary) to restore the Premises to prior condition but with new non-Hazardous Materials, failing which Lessor may either terminate this Lease on written notice to Lessee or take all action deemed desirable by Lessor to effect such elimination and (to the extent necessary) restoration.  If Lessor elects the latter, upon request and as Additional Rent, Lessor will be entitled to receive from Lessee all reasonable costs and expenses in any way associated therewith, plus interest at the rate provided in Section 7.02(k) hereof.

(c)                                  Lessee’s Indemnity.  Lessee, for itself, its successors and assigns, hereby agrees to defend, indemnify, hold harmless and reimburse Lessor, its successors and assigns, and any Fee Mortgagee from, against and for any and all damages, claims, demands, liabilities, losses, penalties and expenses (excluding consequential damages but including, without limitation, court costs and reasonable attorneys’ fees), including, without limitation, any diminution in the value of the Premises, which are in any manner caused in whole or in part by the presence of any Hazardous Materials on or about the Premises or the failure of Lessee or any subtenant, agent, employee or contractor of Lessee or the Premises to comply with any Environmental Requirements, whether or not the same are known to or caused by Lessee and whether the same occur during the term of this Lease, any time prior to the term of this Lease or, with respect to any occurrence or condition on or about the Premises which is caused by any condition, act or omission prior to the expiration of this Lease, after the term of the Lease.  This indemnity shall survive the termination, expiration or forfeiture of this Lease.  Notwithstanding the foregoing, such indemnities shall not be deemed to cover any acts or omissions which occurred prior to January 1, 1989, or which first occur after the expiration or earlier termination of the Lease Term.

(d)                                 Lessor’s Cooperation and Acknowledgment.  Unless an Event of Default shall exist hereunder or Lessee shall not be diligently performing its obligations under subsections (b) and (c) above, Lessor agrees to cooperate with Lessee in connection with (i) any claim Lessor and/or Lessee may have against any third party for the cost of any remediation conducted or to be conducted on, in and under the Premises or with respect to any damage caused to the Premises, and (ii) any insurance covering such remediation and/or damage to the Premises.  Lessor hereby assigns to Lessee any and all rights, claims or causes of action Lessor may have with against such third party or in connection with such insurance to the extent of any sums paid by Lessee in fulfillment of its obligations under subsections (b) and (c) above except to the extent that such rights, claims, causes of action or insurance proceeds are necessary to fully compensate Lessor with respect to any such remediation or damage to the Premises.  Lessee agrees to pay all Lessor’s out-of-pocket costs incurred by Lessor in connection with such cooperation by Lessor in connection with a claim made by or against Lessee.  Lessor acknowledges that Lessee’s operations in the Premises involve the manufacturing, testing, storage and distribution of pharmaceutical products and use of chemicals and solvents in connection with the manufacturing, testing, storage and distribution of such products; provided, however, that such acknowledgment shall not affect or impair Lessee’s obligations under this Section 5.08.

ARTICLE VI

Section 6.01.                         Compensation.  Except as provided in Subsection 6.02(a)(i), Lessee hereby irrevocably assigns to Lessor any award, compensation or insurance payment to which Lessee may become entitled by reason of Lessee’s interest in the Premises (a) if the use, occupancy or title of the Premises or any part thereof is taken, requisitioned or sold in, by or on account of any actual or threatened eminent domain proceeding or other action by any person having the power of eminent domain (“Condemnation”) or (b) if the Premises or any part thereof is damaged or destroyed by fire, flood or other casualty, including (without limitation) vandalism (“Casualty”).  All awards, compensations, damages and insurance payments on account of any Condemnation or Casualty are herein collectively called “Compensation.” Lessor may appear in any such proceeding or action to negotiate, prosecute and adjust any claim for any Compensation, and Lessor shall collect any such Compensation.  Lessee shall pay all of Lessor’s reasonable costs and expenses in connection with each such proceeding, action, negotiation, prosecution and adjustment.  Lessee shall be entitled to participate in any such proceeding, action, negotiation, prosecution, appeal or adjustment as contemplated herein.  Notwithstanding anything to the contrary contained in this Article VI, if permissible under applicable law, any separate Compensation made to Lessee for its moving and relocation expenses, anticipated loss of business profits, loss of goodwill or fixtures and equipment paid for by Lessee and which are not part of the Premises (including, without limitation, Lessee’s Equipment) shall be paid directly to and shall be retained by Lessee (and shall not be deemed to be Compensation).  .  All Compensation shall be applied pursuant to this Article VI, and all such Compensation (less the expense of collecting such Compensation) may be called the “Net Proceeds.”

Section 6.02.                         Casualty.

(a)                                  Payment of Proceeds.

(i)                                     In case of any Casualty to the Premises or any part thereof where the insurance proceeds to be collected are less than $75,000 (which amount shall be increased annually by a factor of two and four tenths percent (2..4%)) (said amount being referred to herein as the “Casualty Proceeds Threshold”), the proceeds of any such insurance shall be paid to, and may be adjusted by, Lessee alone.

(ii)                                  In case of any Casualty to the Premises or any part thereof where the insurance proceeds to be collected exceed the Casualty Proceeds Threshold, the proceeds of any such insurance shall be paid to a depository (the “Depository”) chosen by Lessor or, if there is a Fee Mortgagee, by the Fee Mortgagee, to be disbursed in accordance with Section 6.02(e) below, and will be adjusted by Lessee with the reasonable approval of Lessor or, if there is a Fee Mortgagee, the Fee Mortgagee.  Lessor or the Fee Mortgagee may be the Depository.

(b)                                 Restoration of Premises.  In case of any Casualty to the Premises or any part thereof, Lessee will, at Lessee’s expense, whether or not there are insurance proceeds available or sufficient for the purpose, promptly commence and complete with due diligence the restoration of the Premises to as nearly as possible its value, condition and character immediately prior to such Casualty; provided, however, that if no Event of Default shall have occurred and be continuing hereunder, Lessor shall timely make such insurance proceeds available to Lessee for restoration.

(c)                                  Prompt Performance.  Restoration of the Premises under this Section 6.02 shall be performed in accordance with Section 2.04(b) hereof.  If the work of repairing, replacing or rebuilding said damaged or destroyed Premises or portion thereof shall not have been commenced promptly following the receipt of all required approvals of Lessee’s plans and specifications, or having been commenced, shall not be expeditiously proceeding, Lessor shall have all rights under this Lease in respect of a default by Lessee subject, however, to force majeure.

(d)                                 No Abatement.  Regardless of any Casualty to the Premises or any part thereof, Lessee shall not be entitled to any-abatement of Basic Rent, Additional Rent, or any other payment Lessee is required to make pursuant to this Lease.

(e)                                  Substantial Casualty; Proceeds Held by Depository.  If the insurance proceeds to be collected following a Casualty exceed the Casualty Proceeds Threshold (a “Substantial Casualty”), then Lessee shall promptly notify Lessor.  and the Fee Mortgagee in writing of such Casualty.  In case of any Substantial Casualty, the proceeds of insurance (excluding, however, proceeds payable or on account of Lessee’s Equipment) will be paid directly to the Depository and remitted by the Depository to Lessee or to the persons designated by Lessee for the costs of labor and materials as the work of repair, replacement and/or restoration progresses upon Lessee’s request and against:

(i)                                     a certificate by Lessee dated not more than 15 days prior to the request, setting forth the following: (A) that the sum then requested either has been paid by Lessee or is justly due to contractors, subcontractors, materialmen, engineers, architects or other persons who have rendered services or furnished materials for the work therein specified, and giving a brief description of such services and materials and the several amounts so paid or due to each of said persons in respect thereto and (B) that the cost, as estimated by the person signing such certificate, of the work required to be done subsequent to the date of such certificate in order to complete it does not exceed the funds remaining in the hands of the Depository after payment of the sum requested in such certificate; and

(ii)                                  lien waivers or other evidence reasonably satisfactory to the Depository and Lessor, to the effect that there has not been or may not be filed with respect to the Premises or any part thereof any construction, mechanics’, laborers’, materialmen’s or other like lien which has not been discharged of record except such as will be discharged by payment of the amount requested or contested by appropriate legal action by Lessee in accordance with Section 5.06.  In the event the insurance proceeds exceed the cost of restoration work, such excess shall be paid equally to the Lessee and the Lessor or the Fee Mortgagee, as applicable.

Any structural work required to be performed by Lessee under the provisions of Section 6.02(b) which involves a cost exceeding the Casualty Proceeds Threshold (as estimated by a licensed architect selected by Lessee and reasonably acceptable to Lessor and the Fee Mortgagee) shall be performed under the supervision of an architect selected by Lessee and reasonably satisfactory to Lessor and the holder of the first Fee Mortgage, and the aforesaid certificate shall also be signed by such architect as to the matters in paragraph (e)(i) above.  Any nonstructural work required to be performed by Lessee under the provisions of Section 6.02(b) which involves a cost exceeding the Casualty Proceeds Threshold (as estimated by a licensed architect selected by Lessee and reasonably acceptable to Lessor and the Fee Mortgagee) shall be performed under the supervision of an architect selected by Lessee and reasonably satisfactory to Lessor and the holder of the first Fee Mortgage, and the aforesaid certificate shall also be signed by such architect as to the matters in paragraph (e)(i) above.

(f)                                    Requirements of Fee Mortgagee.  Subject to Section 9.06 hereof, in the event the Fee Mortgagee requires changes to this Lease with respect to the amounts or types of insurance coverages, the duties for repair or restoration, the handling of proceeds, the application of casualty or condemnation proceeds to the restoration of the Premises or to the indebtedness secured by the Fee Mortgage or other matters, Lessee will cooperate in executing any clarification or amendment of this Lease required by the Fee Mortgagee as a condition to providing financing to Lessor.

Section 6.03.                         Condemnation.

(a)                                  Notice of Condemnation.  In the event of a Condemnation of any or all of the Premises, Lessee shall provide notice of such Condemnation to Lessor.

(b)                                 Substantial Condemnation.  In the event of any Condemnation of all of the Premises or so much thereof that the remainder is insufficient to permit the continued operation of Lessee’s business thereon, even if restored to an architectural unit under the provisions of this Lease (any such event being a “Substantial Condemnation”), then Lessee may, within one hundred twenty (120) days after the Substantial Condemnation, deliver to.  Lessor a notice (a “Termination Notice”) of its intention to terminate this

Lease on the next date for payment of Basic Rent occurring not less than 120 days after delivery of the Termination Notice (the “Termination Date”).  If Lessee does not deliver a Termination Notice pursuant to the foregoing provisions, then this Lease shall remain in full force and effect and Lessor shall make the Net Proceeds of the Compensation available to Lessee to repair or restore the Premises.

(c)                                  Award on Substantial Condemnation.  In the event of a termination of this Lease by reason of a Substantial Condemnation, the whole of any Compensation for the Premises shall be paid solely to Lessor, who shall be entitled to keep said award, including consequential and other damages and compensation of any sort for such Substantial Condemnation, without deduction therefrom for any leasehold or other interest in the Premises owned by Lessee, and in no event shall Lessee be entitled to any part of the Compensation for the Premises.  Lessee agrees to execute any documents that may be required to facilitate collection by Lessor of any Compensation for the Premises.  The foregoing shall not be construed to negate any right which Lessee might have to compensation for a taking of Lessee’s personal property (not including, however, the leasehold estate created hereby) or Lessee’s Equipment, for business interruption, or for moving expenses.

(d)                                 Continuance of Lease on Less Than Substantial Condemnation.  In the event of a Condemnation of any part of the Premises and if the part not taken is sufficient to permit the reasonable operation of Lessee’s business if restored as an architectural unit (in Lessee’s reasonable judgment), this Lease shall remain in full force and effect, except:

(i)                                     The annual Basic Rent under this Lease, commencing on the date that title shall vest by reason of such taking (the “Vesting Date”), shall be reduced by an amount which bears the same proportion to the Basic Rent payable immediately prior to such taking as the then fair market rental value of the part of the Premises so taken shall bear to the then fair market rental value of the whole of the Premises immediately prior to such taking.

(ii)                                  Lessor shall be entitled to and shall receive and retain the Compensation payable in respect of the portion of the Premises so taken, subject to the provisions of subdivision (iii) below.

(iii)                               Promptly after such taking Lessee shall at Lessee’s expense, whether or not there are condemnation proceeds available or sufficient for the purpose (and provided that, if no Event of Default shall have occurred and be continuing hereunder, Lessor makes available to Lessee the Net Proceeds of the award), restore that part of the Premises which remains to as nearly its former condition as circumstances will permit.  The award with respect to any Improvements shall be payable to the Depository for disbursement subject to the provisions of Section 6.02(e).  Subject to the same provisions and limitations set forth for payments in Section 6.02(e), Lessee shall receive advances from said award for the payment of the costs of labor and materials as the restoration and construction progresses.  Any balance remaining after payment of all such costs of labor and materials shall be paid to Lessor.

(e)                                  Cooperation of Parties.  Nothing herein contained shall be construed or deemed to vest in Lessee any ownership or title of or to the Premises.  Lessor and Lessee shall cooperate with each other and Lessor shall have the right to designate counsel to represent Lessor and if an Event of Default has occurred and is continuing hereunder, Lessee, in any proceeding relating to a Condemnation.

(f)                                    Temporary Condemnation.  In the event of a Condemnation of all or any portion of the Premises for temporary use, the foregoing provisions of this Section shall be inapplicable thereto, this Lease shall continue in full force and effect without reduction or abatement of Basic Rent or Additional Rent.  In such event, Lessee alone shall be entitled to make claim for, recover and retain any Compensation recoverable in respect of such temporary use whether in the form of rental or otherwise; provided, that any Compensation paid for any period beyond the term of this Lease shall be paid to Lessor.

Section 6.04.                         Required Insurance Coverage.  During the Lease Term, Lessee shall, at Lessee’s sole cost and expense, secure and keep the following insurance (the “Insurance Requirements”) in full force and effect:

(a)                                  “All-risk” of physical damage coverage insurance, including earthquake damage coverage, covering the Improvements, Lessor’s Fixtures and Lessor’s Equipment on a replacement cost basis, in an amount sufficient to avoid application of any co-insurance clause and with an “agreed amount” endorsement voiding coinsurance, including a full “replacement cost” endorsement together with appropriate “demolition and increased costs of construction” endorsements.  Lessee shall be responsible for determining the applicability of “demolition and increased costs of construction” endorsements.  Lessor reserves the right to reasonably disapprove any exclusions from the “all-risk” coverage furnished hereunder.  If Lessee elects to provide blanket “all-risk” coverage over locations in addition to the Premises, Lessor reserves the right to require a specific endorsement or endorsements from the insurance companies affording such coverage evidencing coverage over the Premises in a sufficient amount to provide recovery on a replacement cost basis.  Lessee’s coverage may provide for reasonable self-insured retentions.

(b)                                 Commercial general liability insurance for the benefit of Lessor, Lessee and the Fee Mortgagee, fully protecting Lessor, Lessee and the Fee Mortgagee in respect of personal injuries and death to persons and property damage, with a combined single limit of not less than $5,000,000 for personal injuries and death to persons and property damage.  In the event Lessee maintains blanket liability coverage, the total limits of liability required hereunder must be available to the Premises.

(c)                                  Business interruption/loss of rents insurance covering all risks referenced in Section 6.04(a) for the benefit of Lessor, Lessee and, if Lessor so directs, for the benefit of the Fee Mortgagee, as their interests may appear, covering risk of loss during the lesser of the first 12 months of reconstruction or the actual reconstruction period necessitated by the occurrence of any of the covered hazards, in such amounts as may be customary for comparable properties in the area and in an amount sufficient to prevent Lessor or Lessee from becoming a co-insurer.  Lessee’s obligation for payment of rent shall be reduced dollar for dollar by the amount of rent insurance received by Lessor or Fee Mortgagee.

(d)                                 Boiler and machinery coverage covering loss or damage, on a replacement cost basis, from explosion of any steam and pressure boilers, hot water heaters, and similar apparatus located in, on or about the Premises with limits of not less than the replacement cost of the Improvements.  In the event coverage hereunder is afforded by more than one insurance company, all such companies shall furnish a joint loss endorsement to the policies covering the risk set forth in this Section.

(e)                                  Flood (if the Premises is located in whole or in part within any flood plain area as designated by any department or agency of the United States Government having jurisdiction) and such other hazards and in such amounts as may be customary for comparable properties in the area, provided the same is available at rates which are economically practical in relation to the risks covered, as determined by Lessee and reasonably approved by Lessor.

(f)                                    Workers’ compensation insurance coverage for all persons employed by Lessee on the Premises with statutory limits and otherwise with limits of and provisions in accordance with the requirements of applicable local, state and federal law.

(g)                                 During the course of any construction or reconstruction in connection with any addition, renovation or any Casualty or Condemnation, “builder’s risk” coverage for the Premises written on an “all risk” basis with privilege granted to occupy in an amount not less than the full amount of the construction or reconstruction cost, during the period of any Major Alteration, which shall include the value of building materials on the Premises, covering loss or damage by fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft vehicles, smoke, earthquakes, vandalism and malicious mischief, and flood insurance (if the Premises is in a flood hazard area), and such other hazards as may be included in broad form of extended coverage from time to time available.

(h)                                 Without limiting the generality of the foregoing, during the Lease Term, Lessee shall, at Lessee’s sole cost and expense, secure and keep the insurance coverages as required in Schedule D hereto in full force and effect.

Section 6.05.                         Separate Insurance Coverages.  Without the prior written consent of Lessor (which shall not be unreasonably withheld or delayed), Lessee shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by Section 6.04 to be furnished by Lessee unless Lessor and Lessee are included therein as additional named insureds, with loss payable as in this Lease except with respect to insurance covering Lessee’s Equipment and other personal property in the Premises and except with respect to business interruption insurance (provided, however, that as to loss of rents coverage Lessor shall be named as the loss payee).  Except with respect to such coverage, Lessee shall promptly notify Lessor whenever any such separate insurance is obtained and shall deliver to Lessor certificates evidencing the same.

Section 6.06.                         Compliance With Insurance Requirements.  Lessee shall not violate or permit to be violated any of the conditions or provisions of any of the insurance policies, and Lessee shall so perform and satisfy the requirements of the companies writing such policies.  Lessee further agrees to reasonably cooperate with Lessor as and when requested to comply with loss prevention programs.

Section 6.07.                         Additional Coverages.  On reasonable demand of Lessor or the Fee Mortgagee, Lessee shall provide such other forms of insurance in such amounts, and/or the foregoing insurance in such additional amounts as the parties may from time to time approve, as are customarily furnished by Lessees under comparable leases in the case of property similar in use to the Premises and located in the area in which the Premises is situated, provided the same is available at rates which are economically practical in relation to the risk covered.  Without limiting the generality of the foregoing, if Lessor is or becomes the Fee Mortgagee with respect to the Premises, then Lessee shall be required to maintain insurance meeting the requirements specified in Schedule E hereto and such other requirements as Lessor may specify.

Section 6.08.                         Policy Provisions.  All insurance policies maintained by Lessee pursuant to Section 6.04 shall name Lessee as insured, and Lessor and the Fee Mortgagee as additional insureds and shall provide (a) that losses shall be payable notwithstanding any act or negligence of Lessee and (b) that no cancellation, nonrenewal, or material alteration in the terms and conditions of coverage thereof shall be effective until at least 30 days after written notice thereof delivered by certified mail, return-receipt requested, is given to Lessor and to the Fee Mortgagee.

Section 6.09.                         Companies and Form of Policies.  All policies of insurance procured by Lessee shall be issued by insurance companies licensed to do business in the State in which the Premises are located and authorized to issue such policy or policies.  All policies shall be in a form and with companies reasonably acceptable to Lessor and may be part of blanket coverage relating to various properties operated by Lessee.

Section 6.10.                         Handling of Proceeds by Lessee.  Insurance proceeds which are payable to Lessee alone in.  accordance with the provisions of Section 6.02(a)(i) shall be held by Lessee and used solely by Lessee to pay for the cost of making repairs, alterations and improvements to the Premises and doing such work as may be necessary to protect the Premises against further damage and for no other purpose.  If the proceeds of insurance payable to Lessee alone under Section 6.02(a)(i) shall exceed such costs, one-half of such excess shall be promptly paid by Lessee to Lessor.

Section 6.11.                         Handling of Proceeds by Depository.  The Compensation payable to the Depository in accordance with the provisions of this Lease shall be held in trust for the purpose of paying for the cost of the work required to be performed by Lessee under Sections 6.02 and 6.03 and the cost of making repairs, alterations and improvements to the Premises and doing such work as may be necessary to protect the Premises against further injury and shall be disbursed as provided in Section 6.02(e).  The Depository shall be entitled to reasonable compensation payable out of such funds.  If the insurance proceeds held by the Depository shall exceed such cost, such excess shall belong to and be paid over to the Lessor upon the completion of and payment for such work.

Section 6.12.                         Certificates of Coverage.  Upon the execution of this Lease, Lessee shall deliver to Lessor and to the Fee Mortgagee a certificate of insurance coverage as to the policies required by this Lease evidencing compliance with the terms of this Lease and bearing evidence of payment of all premiums therefor.  Thereafter, as to policy renewals, Lessee will provide Lessor and the Fee Mortgagee with certificates or assurances of continued coverage within 15 days prior to expiration of such policies.

Section 6.13.                         Procurement by Lessor.  If premiums on any insurance policy shall not be paid or if the memoranda of policies or certificates or evidence of payment of the premiums thereon shall not be so delivered to Lessor as required herein, or if Lessor learns of any cancellation of any policy required hereunder, Lessor may procure and/or pay for any such insurance for Lessor’s benefit only and not for the benefit of Lessee, with or without notice to Lessee.  Lessee may restore such coverage effective one year after the effective date of the insurance procured by Lessor provided Lessee furnishes evidence of such coverage and payment therefor at least 60 days prior to the expiration of said one-year policy in the form required by Section 6.04.  The amount so paid by Lessor with interest thereon at the interest rate specified in Section 7.02(k) hereof from the date of payment shall become due and payable by Lessee as Additional Rent with the next or any subsequent installment of Basic Rent which shall become due after such payment by Lessor, it being expressly covenanted that payment by Lessor of any such premium shall not be deemed to waive or release the default in the payment thereof by Lessee, or the right of Lessor to take such action as may be permissible hereunder as in the case of default in the payment of Basic Rent.

ARTICLE VII

Section 7.01.                         Events of Default.  Lessee shall be in default under this Lease if any one or more of the following events (referred to herein as “Events of Default” or “Event of Default”) shall occur:

(a)                                  if default shall be made in the procurement or maintenance of any insurance required under this Lease; or

(b)                                 if default shall be made in the payment when due of any Basic Rent or Additional Rent and such default shall continue for ten days after Lessor gives Lessee written notice of such nonpayment; or

(c)                                  if default shall be made in the payment of any other sum payable under this Lease and such default shall continue for ten days after Lessor gives Lessee written notice of nonpayment; or

(d)                                 if default shall be made by Lessee in the performance of or compliance with any of the terms of this Lease other than those referred to in any of the other subparagraphs in this Section, and such default shall continue for a period of 60 days after.  Lessor gives Lessee written notice thereof (or if such default cannot reasonably be cured within 60 days after notice, then in the event that Lessee shall fail to commence such cure within 60 days and thereafter diligently pursue such cure to completion); or

(e)                                  if Lessee or any guarantor of Lessee’s obligations under this Lease (each, if any, a “Guarantor”) shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition or readjustment, or similar relief for itself under any present or future federal, state or other statute, law or regulation, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of itself or of all or any substantial part of its or of the property, or shall take any general assignment for the benefit of creditors or shall admit in writing its inability to pay debts generally as they become due; or

(f)                                    if a petition shall be filed against Lessee or any Guarantor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation, and shall remain undismissed or unstayed for a period of 60 days, or if in connection with any such event any trustee, receiver or liquidator of Lessee or such Guarantor, or of all or any substantial part of any of its property, shall be appointed without its consent or acquiescence and such appointment shall remain unvacated or unstayed for a period of 30 days; or

(g)                                 if Lessee shall vacate or abandon the Premises; provided, however, a failure to occupy the Premises shall not constitute a default hereunder so long as Lessee shall pay rent and all other amounts when due and perform all other obligations hereunder; or

(h)                                 if this Lease or the estate of Lessee hereunder shall be transferred to or shall pass to or devolve upon any other person except in a manner expressly permitted herein.

Section 7.02.                         Remedies Upon Lessee’s Default.

(a)                                  Repossession, Reletting, etc., by Lessor.  At any time after any Event of Default, Lessor, without further notice except as required by applicable law and with no liability to Lessee for any action in accordance with applicable law, may repossess the Premises by any means provided by law, including (without limitation) summary or eviction proceedings, ejectment or otherwise, and may remove Lessee and all other persons and any and all property from the same.  At any time or from time to time thereafter, Lessor may (but shall be under no obligation to) relet the Premises or any part thereof for the account of Lessee, in the name of Lessee or Lessor or otherwise, without notice to Lessee, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include concessions or free rent) and for such purposes as Lessor in its reasonable discretion may determine, and may collect and receive the rents therefor.  Lessor shall not be liable for any failure to collect any rent due upon any such reletting.

(b)                                 Payment of Damages.  No such expiration or sooner termination of this Lease or of Lessee’s right of possession shall relieve Lessee of its liability and obligations under this Lease, all of which shall survive any such expiration or sooner termination.  In the event of any such expiration or sooner termination, Lessee will pay to Lessor the Basic Rent and all Additional Rent and other sums required to be paid by Lessee up to the time of such expiration or sooner termination, and thereafter Lessee, until the end of what would have been the term of this Lease in the absence of such expiration or sooner termination, and whether or not the Premises or any part thereof shall have been relet, shall be liable to Lessor for, and shall pay to Lessor, as and for liquidated and agreed current damages for Lessee’s default, the Basic Rent and all Additional Rent and other sums which would be payable thereafter under this Lease by Lessee, less the net proceeds, if any, of any reletting effected for the account of Lessee pursuant to Section 7.02(a) during the period which would otherwise have constituted the balance of the term of this Lease, after deducting all of Lessor’s reasonable expenses in connection with such reletting, including (without limitation) all repossession costs, brokerage commissions, attorneys’ fees, expenses of employees, costs incurred in alterations to the Improvements required in connection with the reletting of the Premises for use by another lessee and expenses of preparation for such reletting.  Lessee will pay such amounts to Lessor monthly on the days on which such Basic Rent, Additional Rent and all other sums would have been payable under this Lease, and Lessor shall be entitled to recover the same from Lessee on each such day.

(c)                                  Lump-sum Damage Payment.  At any time after such expiration or sooner termination of this Lease as provided herein or pursuant to law, whether or not Lessor shall have recovered any amounts under Section 7.02(b), Lessor shall be entitled to recover from Lessee and Lessee shall pay to Lessor, on demand, as and for liquidated and agreed final damages for Lessee’s default, an amount equal to the sum of the following, as of the date of such payment by Lessee:

(i)                                     the worth of the unpaid Basic Rent and Additional Rent and other sums due and payable which had been earned at the time of such expiration or sooner termination; plus

(ii)                                  the worth of the unpaid Basic Rent and Additional Rent and other sums due and payable after such expiration or sooner termination and on or before the time of Lessee’s lump-sum payment pursuant hereto, after deducting from such unpaid amounts any (if any) portion thereof that Lessee proves could have been reasonably avoided; plus

(iii)                               the worth of the unpaid Basic Rent and Additional Rent and other sums due and payable for the balance of the Lease Term or, if termination occurs during an Extension Period, such Extension Period, after deducting from such unpaid amounts any (if any) portion thereof that Lessee proves can be reasonably avoided; plus

(iv)                              any other amount which is necessary to compensate Lessor for all the detriment proximately caused by Lessee’s failure to perform Lessee’s obligations under this Lease or which would be likely to result therefrom, including (without limitation) any costs or expense incurred by Lessor: (A) in retaking possession of the Premises; (B) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (C) for leasing commissions; or (D) for any other costs necessary or appropriate to relet the Premises.

The “worth” of the amounts referred to in subparagraphs (i) and (ii) of this Section is computed by accruing interest at the Default Rate on the unpaid rent and other sums due and payable from the respective due dates for such amounts until Lessee’s lump-sum payment pursuant hereto.  The “worth” of the amount referred to in subparagraph (iii) of this Section is computed by discounting such amount at a rate equal to the weekly average yield 10-year U.S.  Treasury Constant Maturities (as published in Federal Reserve Statistical Release H-15 [519]) on or nearest to the Friday immediately preceding the date of Lessee’s lump-sum payment pursuant hereto.

(d)                                 Receiver.  Lessor may have a receiver appointed for Lessee to take possession of the Premises and to apply any rent collected from the Premises and to exercise all other rights and remedies granted to Lessor as an attorney-in-fact for Lessee.

(e)                                  Lessee’s Equipment.  At any time after the occurrence of an Event of Default, Lessor may send written notice to Lessee to remove all of Lessee’s Equipment and property from the Premises.  If Lessee shall fail to remove such Equipment and property within ten business days after receipt of such notice from Lessor, then Lessor may remove such Equipment and property from the Premises and arrange for storage of such Equipment and property at another location, all at the sole cost and expense of Lessee.  In the event of any such removal of Lessee’s Equipment and other property from the Premises by Lessor, Lessee waives any and all claims against Lessor regarding the removal and storage of its Equipment and property including, without limitation, the manner of removal, cost of removal, location of storage, cost of storage and damage to or missing Equipment and property.

(f)                                    Bankruptcy or Insolvency.

(i)                                     If Lessee shall become a debtor in a case filed under Chapter 7 or Chapter 11 of the Bankruptcy Code and Lessee or Lessee’s trustee shall fail to elect to assume this Lease within 60 days after the filing of such petition or such additional time as provided by the court, this Lease shall be deemed to have been rejected.  Immediately thereupon, Lessor shall be entitled to possession of the Premises without further obligation to Lessee or Lessee’s trustee, and this Lease, upon the election of Lessor, shall terminate, but Lessor’s right to be compensated for damages (including, without limitation, liquidated damages pursuant to any provision hereof) or the exercise of any other remedies in any such proceeding shall survive, whether or not this Lease shall be terminated.

(ii)                                  An assumption of this Lease in accordance with Section 7.02(f)(i) shall not limit Lessor’s right to declare an Event of.  Default hereunder and exercise any and all remedies available to it if, at any time after such assumption,

Lessee is liquidated or files or has filed against it a subsequent petition under Chapter 7 or Chapter 11 of the Bankruptcy Code.

(iii)                               When, pursuant to the Bankruptcy Code, Lessee’s trustee or the debtor-in-possession shall be obligated to pay reasonable use and occupancy charges for the use of the Premises, such charges shall not be less than the Basic Rent, Additional Rent and other sums payable by Lessee under this Lease.

(iv)                              Neither the whole nor any portion of Lessee’s interest in this Lease or its estate in the Premises shall pass to any trustee, receiver, assignee for the benefit of creditors or any other person or entity, by operation of law or otherwise under the laws of any state having jurisdiction of the person or property of Lessee, unless Lessor shall have consented to such transfer.  No acceptance by Lessor of rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to constitute such consent by Lessor nor shall it be deemed a waiver of Lessor’s right to terminate this Lease for any transfer of Lessee’s interest under this Lease without such consent.

(g)                                 Limitation by Law.  If any statute or rule of law governing a proceeding in which liquidated final damages provided for in Section 7.02 are to be proved shall validly limit the amount thereof to an amount less than the amount above agreed upon, Lessor shall be entitled to the maximum amount allowable under such statute or rule of law.

(h)                                 Remedies Cumulative, Etc.  Each right, power and remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise of any one or more of the rights, powers or remedies provided for in this Lease or now or hereafter existing in law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise of any or all other such rights, powers or remedies.  The collection of any late payment charge or any interest at the Default Rate shall not be deemed an election of remedies or in lieu of any other remedies or damages.  Lessor shall have the right to specifically enforce this Lease and to enjoin any default or prospective or anticipated default hereunder.

(i)                                     Statutory Rights.  Lessee retains any rights of notice or rights of redemption, if any, as may be required by applicable State law.  “State” shall mean the State where the Premises are located.  However, any such notice required by law may be given by Lessor in (or, at Lessor’s option, separate from) any notice required to be given by Lessor under this Lease, and the time periods provided in this Lease and required under applicable law will not be “tacked” onto each other but will commence running from the original date of delivery of such notices.

(j)                                     Application of Funds.  Any payments received by Lessor under any of the provisions of this Lease during the existence or continuance of any Event of Default

(and any payment made to Lessor rather than Lessee due to the existence of an Event of Default) shall be applied to Lessee’s obligations in such order as Lessor may determine or, if prescribed by the laws of the State, in accordance with such laws.

(k)                                  Late Interest.  If Lessee shall fail to make any payment of any sums required by this Lease within ten days after Lessor gives notice of nonpayment, Lessee shall pay to Lessor, in addition to such sums, interest thereon at the rate of 5% per annum higher than and varying daily with the highest prime rate then being quoted from time to time by the Wall Street Journal, as an interest index for loans to its commercial customers (the “Default Rate”), computed from the date such payment was due to and including the date of payment in full.  If the Wall Street Journal ceases to quote such rate, Lessor shall have the right to substitute a reasonably comparable index for such prime rate.

(l)                                     No Usury.  The intention of the parties being to conform strictly to the usury laws now in force, whenever any provision in this Lease provides for payment by Lessee to Lessor of interest at a rate in excess of the legal rate permitted to be charged, such rate herein provided to be paid shall be deemed reduced to such legal rate.

ARTICLE VIII

Section 8.01.                         Lessee’s Notices and Remedies.  In the event Lessor fails to perform its responsibilities pursuant to this Lease, Lessee’s notice as to Lessor’s nonperformance will be sent simultaneously to Lessor and the Fee Mortgagee.  Lessor will be in default under this Lease if Lessor fails to cause such responsibilities to be fully performed within 30 days after written notice by Lessee to Lessor specifying the nature of the default with reasonable particularity.  If the default is of such a nature that it cannot be remedied fully within the 30-day period, this requirement shall be satisfied if Lessor begins correction of the default within the 30-day period and thereafter proceeds with reasonable diligence and in good faith to effect the remedy as soon as reasonably practicable.  Lessee shall not have the right to terminate this Lease as a result of Lessor’s default.  In the event of such default, Lessee shall have all remedies available under law for breach of contract, including (without limitation) the right of specific performance.  In addition, Lessee may elect in its discretion to perform the required action or take corrective action reasonably required to cure the default if it pertains to the Premises, in which event Lessor shall reimburse Lessee for the reasonable out-of-pocket costs of such action, together with reasonable and necessary costs and disbursements and interest, and such amounts may be deducted from the rent thereafter to become due under this Lease, after at least 20 days’ written notice to Lessor (and the Fee Mortgagee) as to the costs so incurred.

Section 8.02.                         Fee Mortgagee’s Right To Cure.  The Fee Mortgagee that has notified Lessee of its address in the manner provided for notices in this Lease will have the right to cure any default by Lessor.  The cure period will commence on delivery of notice to such Fee Mortgagee of the default and extend for a period ending 30 days after the end of the time period for Lessor to cure a default.  In this connection, any representative of the Fee Mortgagee shall have the right to enter upon the Premises for the purpose of curing Lessor’s default.

ARTICLE IX

Section 9.01.                         Subordination and Nondisturbance.  This Lease and all rights of Lessee under this Lease are, and shall at the option of Lessor remain, subject and subordinate in all respects to the Fee Mortgage and to all advances made or hereafter to be made under any such mortgage, and to all renewals, modifications, consolidations, correlations, replacements and extensions of, and substitutions for, the Fee Mortgage, provided that the Fee Mortgagee shall execute and deliver to Lessee a nondisturbance and attornment agreement in form and substance approved by the Fee Mortgagee and reasonably acceptable to Lessee which provides in substance that (a) if Lessor defaults under its mortgage, the Fee Mortgagee will not disturb the occupancy of Lessee and this Lease shall remain in full force and effect in accordance with its terms, provided that no Event of Default has occurred and is continuing (in the event of any such Event of Default, the Fee Mortgagee shall have such rights and remedies with respect to such default as are provided herein) and (b) Lessee shall, at the Fee Mortgagee’s option, attorn to such Fee Mortgagee and the Lease shall continue as a direct lease between such Fee Mortgagee and Lessee.  The provisions of this Section shall be self-operative.  Lessee shall also provide to the Fee Mortgagee any and all other assurances or instruments the Fee Mortgagee may reasonably request to evidence and confirm such provisions.  All such agreements shall be in form suitable for recording.

Section 9.02.                         Election Not To Subordinate.  Notwithstanding the provisions of Section 9.01, the holder of any mortgage to which this Lease is subject and subordinate, as provided in said Section 9.01, shall have the right, at its sole option, at any time, to subordinate and subject its mortgage, in whole or in part, to this Lease by recording a unilateral declaration to such effect.

Section 9.03.                         Attornment.  At any time prior to the expiration of the Lease Term, Lessee agrees, at the election and upon demand of any owner of the Premises, or of the Fee Mortgagee, to attorn, from time to time, to any such owner or holder, upon the then executors’ terms and conditions of this Lease, for the remainder of the term originally demised in this Lease and for any renewal term, provided that such owner or holder, as the case may be, shall then be entitled to possession of the Premises subject to the provisions of this Lease.  The provisions of this Section shall inure to the benefit of any such owner or holder, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the foreclosure of any such mortgage, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions.  Lessee, however, upon demand of any such owner or holder agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of this Section, satisfactory to any such owner or holder acknowledging such attornment and setting forth the terms and conditions of its tenancy.  Nothing contained in this Section shall be construed to impair any right otherwise exercisable by any such owner or holder.

Section 9.04.                         Limitations on Lessee.  Lessee agrees that, if requested by Lessor or the Fee Mortgagee, Lessee shall enter into an agreement with the Fee Mortgagee whereby Lessee shall agree for the benefit of such Fee Mortgagee that Lessee will not, without in each case the prior written consent of such Fee Mortgagee, (a) amend, modify, cancel or surrender the term of this Lease except as expressly permitted by the provisions of this Lease, or enter into any agreement with Lessor so to do or (b) pay any installment of Basic Rent more than one month.  in advance of the due date thereof or otherwise than in the manner provided for in this Lease.

Section 9.05.                         No Merger of Fee and Leasehold Estates.  There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in the Premises or any part thereof by reason of the fact that the same person, firm or corporation or other entity may acquire or own such estates directly or indirectly; and no such merger shall occur until all persons, firms, corporations and other entitled, including the Fee Mortgagee, having any interest in this Lease and the leasehold estate created hereby and the fee estate in the Premises or any party thereof shall join in a written instrument effecting such merger and shall duly record it.

Section 9.06.                         Changes to Lease Required by Fee Mortgagee.  In the event the Fee Mortgagee shall require reasonable modifications of this Lease which do not materially increase the obligation of Lessee hereunder or interfere with or diminish Lessee’s rights, Lessee agrees to execute such modification(s) upon request of Lessor.

ARTICLE X

Section 10.01.                  Estoppel Certificate.  Upon request, either party will, without charge, execute, acknowledge and deliver to the other party, within 15 days after request therefor, a certificate certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications), (b) the date, if any, to which the Basic Rent has been paid, (c) whether or not there are, to the knowledge of the party, then existing any defaults under this Lease (if so, specifying the same) and (d) such other matters as may be reasonably required.  Any such certificate may be relied upon as to the facts stated therein by any actual or prospective mortgagee or purchaser of the Premises from Lessor or any actual or prospective sublessee or assignee of Lessee’s interest in this Lease in connection with one of the transactions permitted or approved under.  Article IV.

Section 10.02.                  Financial Information.  Upon the request of Lessor from time to time, and upon Lessee’s receipt of a confidentiality agreement reasonably acceptable to Lessee, Lessee shall furnish to Lessor a copy of Lessee’s balance sheet and profit and loss statement, which shall be prepared in accordance with generally accepted accounting principles and practices consistently applied and accompanied by the annual audit report of an independent certified public accountant reasonably acceptable to Lessor.  The foregoing notwithstanding, Lessee’s obligation to provide the foregoing financial information will only apply in the event that Lessee is not a publicly traded company subject to the financial reporting requirements of the Securities and Exchange Commission, and Lessor is not able to obtain such financial information by other means.

ARTICLE XI

Section 11.01.                  Quiet Enjoyment.  So long as no Event of Default has occurred and is continuing hereunder, Lessor covenants that Lessee shall, subject to the terms of this Lease, lawfully, peaceably and quietly hold, occupy, possess and enjoy the Premises during the term of this Lease, without hindrance or molestation by Lessor or others claiming through Lessor, subject, however, to the terms of this Lease.

ARTICLE XII

Section 12.01.                  Lessor’s Reversionary Interest; Surrender of Premises.  Upon expiration or termination of this Lease, Lessor shall, at no charge to Lessor, become the owner of, and have the reversionary interest in, all of the Improvements.  Lessee shall surrender the Premises to Lessor in good repair, operating condition, working order and appearance, subject to reasonable wear and tear and (to the extent provided herein for termination after casualty) damage by fire and other casualty.  All repairs for which Lessee is responsible will be completed to the latest practical date prior to such surrender.  If this Lease is terminated in connection with a Casualty, Lessee will assign to Lessor the entire insurance proceeds pertaining to the Premises that revert to Lessor.  Lessee shall promptly remove all of its own signs, inventory, Lessee’s Equipment and other personal property that remain the property of Lessee and will restore any physical damage caused by such removal.

Section 12.02.                  Delivery of Rents and Records.  Upon surrendering the Premises to Lessor, Lessee will pay to Lessor all deposits or other security and all prepaid rents received from subtenants and other occupants whose tenancies may continue beyond the last day of the Lease Term or the sooner termination thereof and will deliver to Lessor all original subleases and modifications thereof, lease files, plans, records, registers and all other papers and documents which may be required for the proper operation and management of the Premises and are then in Lessee’s possession or under its control.  Lessee shall have access to any records, papers and documents so delivered to such extent and at such times as the same may be reasonably required after the last day of the term of this Lease Term or such sooner termination thereof.  Nothing herein shall require Lessor to recognize any such existing sublease as continuing in effect after such last day or sooner termination.  The provisions of this Section shall survive the expiration or sooner termination of this Lease.

Section 12.03.                  Acceptance of Surrender.  No surrender to Lessor of this Lease or of the Premises or any part thereof, or of any interest therein, prior to the expiration of the Lease Term, shall be valid or effective unless agreed to and accepted in writing by Lessor, and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.

Section 12.04.                  Holding Over.  If Lessee remains in possession of the Premises or any part thereof after the expiration or sooner termination of the term of this Lease (or any renewal term hereof) without the execution of a new lease, such holding over, in the absence of a written agreement to the contrary, shall be deemed, if Lessor so elects, to have created a tenancy from month-to-month terminable on 30 days’ notice by either party to the other.  Such month-to-month tenancy will be at a monthly rental equal to 125% of the sum of the monthly installment of Basic Rent payable during the last year of the Lease Term, and Lessee will otherwise continue to pay Additional Rent as provided in this Lease and perform its other obligations hereunder.

ARTICLE XIII

Section 13.01.                  Definition of “Lessor”.  The term “Lessor,” as used in this Lease so far as covenants or obligations on the part of Lessor are concerned, shall be limited to mean and include only the owner or owners of the Premises or holder of the Fee Mortgage in possession at the time in question of the Premises.  In the event of any transfer or transfers of the title of the Premises, Lessor herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved of its liabilities accruing from and after the date of such transfer and conveyance of all liability as respects the performance of any covenants or obligations on the part of Lessor contained in this Lease thereafter to be performed.

Section 13.02.                  Exculpation of Lessor.  Notwithstanding anything contained in the preceding paragraph or in any other provision hereof, Lessee shall look solely to the estate and interest of Lessor, its successors, and assigns in the Premises (and any condemnation, insurance or other proceeds thereof) for the collection of any judgment recovered against Lessor based upon the breach by Lessor of any of the terms, conditions or covenants of this Lease on the part of Lessor to be performed, and no other property or assets of Lessor shall be subject to levy, execution or other enforcement procedures for the satisfaction of Lessee’s remedies under or with respect to either this Lease, the relationship of Lessor and Lessee hereunder or Lessee’s use and occupancy of the Premises.

ARTICLE XIV

Section 14.01.                  No Waiver, etc., by Parties.  No failure by a party to insist upon the strict performance of any term of this Lease or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial rent by Lessor during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term.

Section 14.02.                  Notices, Etc.  All notices and demands which are required or permitted to be given by either party on the other hereunder shall be in writing.  All notices and demands shall be sent by United States Mail, certified or registered mail, return-receipt requested, or by recognized overnight courier service (such as Federal Express), or by facsimile or other telecommunication device capable of transmitting and creating a written record.  Notices shall be effective two business days following the date they are deposited in the United States Mail, one business day after delivery to an overnight courier and on the day they are telefaxed (if a confirmation report results).  Unless a party designates another address for notices (by notice given pursuant to this Section, notices shall be sent to the following address:

If to Lessor:                                General Electrical Capital Corporation

Suite 500

10900 NE 4th Street

Bellevue, Washington 98004

Attention: Vice President/Manager, Real Estate

With a courtesy copies to:

General Electrical Capital Corporation

Suite 500

10900 NE 4th Street

Bellevue, Washington 98004

Attention: Linda K. Bracken, V.P. & General Counsel

Hunter Maclean Exley & Dunn, P.C.

200 East Saint Julian Street

Savannah, Georgia 31401

Attention: Dorothea Summerell

If to Lessee:                               Inamed Corporation

5540 Ekwill Drive

Santa Barbara, California 93111

Attention: Facilities Manager

With courtesy copies to:

Inamed Corporation

5540 Ekwill Drive

Santa Barbara, California 93111

Attention: General Counsel

Inamed Corporation

48490 Milmont Drive

Fremont, California 94538

Attention: Facility Manager

Any notices to be provided to the Fee Mortgagee shall be to such address as shall be provided to the parties in writing by the Fee Mortgagee.  The failure to provide any courtesy copy of a notice as specified above shall not make ineffective any notice given to Lessor or Lessee hereunder.

Section 14.03.                  Separability.  Each and every covenant and agreement contained in this Lease is, and shall be construed to be, a separate and independent covenant and agreement, and the breach of any such covenant or agreement by Lessor shall not discharge or.  relieve Lessee from its obligation to perform the same.  If any term or provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid and unenforceable, the remainder of this Lease, or the application of the term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and shall be enforced to the extent permitted by law.

Section 14.04.                  Headings.  The headings to the various Sections of this Lease have been inserted for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

Section 14.05.                  Relationship of Parties; Disclaimer.  The relationship of the parties to this Lease is landlord and tenant.  Lessor is not a partner, joint venturer, joint employer, principal or agent of or with or a lender to Lessee in any respect or for any purpose in the conduct of Lessee’s business or otherwise.  No provision of this Lease or previous (or subsequent) conduct or activities of Lessee or Lessor will be construed:

(a)                                  as making either party a partner, joint venturer, joint employer, principal or agent of or with each other or

(b)                                 as making Lessee or Lessor responsible for payment or reimbursement of any costs incurred by each other (except as may be expressly set forth herein or as expressly set forth in other written agreements executed by the parties).

Section 14.06.                  Operating Lease.  This Lease is specifically intended by the parties to be a true lease.  Lessor holds fee simple absolute title to the Premises, and such title was not acquired or intended to be held as any type of mortgage or security interest.  This Lease is intended by Lessor and Lessee to be an operating lease under generally accepted accounting principles.

Section 14.07.                  Joint Obligation.  If there be more than one Lessee or assignee of Lessee, the obligations imposed upon Lessee hereunder shall be joint and several.

Section 14.08.                  Prior Agreements.  This Lease (including attached Exhibits) is the entire, final and complete agreement of the parties only with respect to the specific matters set forth in this Lease and supersedes and replaces all written and oral agreements previously or contemporaneously made or existing by and between the parties or their representatives with respect to such specific matters.

Section 14.09.                  Recording.  This Lease shall not be recorded, but, upon the request of either party, the parties shall execute and acknowledge a memorandum of this Lease in recordable form that may be recorded by Lessor or Lessee.

Section 14.10.                  Proration of Rent.  If this Lease starts or ends during a rental period, Rent and Additional Rent shall be prorated as of such date using a 30-day month and a 360-day year.  Upon termination other than for default, prepaid rent shall be refunded, if applicable.

Section 14.11.                  Authorization of Lease.  Each of Lessee and Lessor hereby covenants and warrants to the other that (a) it is duly qualified to do business in the state in which the Premises is located, (b) it has full right and authority to enter into this Lease and to perform all of its obligations hereunder and (c) each person (and all of the persons if more than one signs) signing this on its behalf is duly and validly authorized to do so.

Section 14.12.                  Applicable Law.  This Lease shall be governed by and construed and enforced in accordance with the laws of the State (as defined in Section 7.02(i)).

Section 14.13.                  United States Funds.  All sums herein mentioned shall be conclusively deemed to refer to and shall be measured by and payable in the lawful currency of the United States.

Section 14.14.                  Time of Performance.  Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

Section 14.15.                  “Force Majeure” Delays.  In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of like nature not the fault of the party delayed in performing work of doing acts required under the terms of this Lease (a delay resulting from financial inability to perform, excepted) (collectively, force majeure” events), then performance of such work or act shall be excused for the period of the delay, and the period for the performance of any such work or act shall be extended for a period equivalent to the period of such delay.  This provision shall not operate to excuse Lessee from prompt payment of Basic Rent, Additional Rent or any other payments required by the terms of this Lease, unless the commencement date or periods permitting Lessee to abatement of rent are postponed or extended by such delays.

Section 14.16.                  Waiver of Jury Trial.  LESSOR AND LESSEE HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS LEASE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS AMONG LESSEE OR LESSOR RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED BY THIS LEASE OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED AMONG LESSOR AND LESSEE.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT, CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS).  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS LEASE, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS LEASE OR ANY RELATED TRANSACTIONS.  IN THE EVENT OF LITIGATION, THIS LEASE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 14.17.                  Attorneys’ Fees.  In the event of any action or proceeding by either party against the other under this Lease, the prevailing party shall be entitled to recover for the fees of its attorneys in such action or proceeding, including costs of appeal, if any, in such amount as the court may adjudge reasonable as attorneys’ fees.

Section 14.18.                  Amendments.  Neither this Lease nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom the enforcement of the change, waiver, discharge or termination is sought.

Section 14.19.                  Successors and Assigns.  This Lease shall bind and inure to the benefit of Lessor and its successors and assigns and Lessee and its successors and, without limiting Article IV hereof, its assigns.  Any assignment of this Lease by Lessor shall not terminate such Lessor’s rights under the environmental and other indemnities provided by Lessee in this Lease.  In furtherance of any proposed assignment by Lessor, Lessor may share with the proposed assignee Lessee’s financial information and Premises information, provided such proposed assignee is directed to treat such information confidentially (Lessor hereby agreeing to be responsible for any failure of any such proposed assignee to so treat any such information).

Section 14.20.                  Brokers.  Lessee warrants that except with respect to Jeffrey Weil of Colliers International (the “Broker”), it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease and it knows of no real estate broker or agent who is entitled to a commission in connection with this Lease.  Lessee shall defend and indemnify Lessor against all claims for any broker’s or agent’s fees, commissions and expenses, except to the extent Lessor has agreed to pay the same in writing.

Section 14.21.                  Construction.  Each party to this Lease has had the opportunity to consult with its legal counsel, and this Lease shall not be construed against either party.  All pronouns or any variation thereof in this Lease shall be deemed to refer to masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.  All of the provisions of this Lease shall be deemed and construed to be “conditions” as well as “covenants” as though the words specifically expressing or importing covenants and conditions be used in each separate provision hereof.

Section 14.22.                  Execution In Counterparts.  This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

Section 14.23.                  Exhibits and Riders.  All Exhibits, schedules, plats, riders and addenda, if any, and other attachments to this Lease are a part hereof.

ARTICLE XV

Section 15.01.                  Lessee’s Right of First Refusal.  If Lessor receives an offer to buy, transfer or exchange (the “Offer”) all or any interest in the Premises (the “Offered Interest”) at any time prior to expiration or earlier termination of the Lease Term (including any extension thereof) and Lessor desires to accept such Offer, then Lessor shall notify Lessee of the terms of the Offer.  If Lessee, within ten (10) days after receipt of Lessor’s notice, notifies Lessor in writing of its agreement to purchase the Offered Interest on the terms stated in the Offer, Lessor shall sell and convey the Offered Interest to Lessee on the terms stated in the Offer.  If Lessee does not notify Lessor in writing of its agreement to purchase the Offered Interest within the ten (10) day period, Lessor thereafter shall have the right to sell and convey the Offered Interest (subject to Lessee’s rights under this Lease, including the right of first refusal provided in this Article XV with respect to subsequent sales, transfers or exchanges) on the terms stated in the Offer.  If Lessor does not sell and convey the Offered Interest within one hundred eighty (180) days after expiration of the ten (10) day period, any further transaction shall be deemed a new Offer and the provisions of this Article XV shall be applicable.  Notwithstanding the foregoing, the provisions of this Article XV shall not apply to a contemplated sale or transfer by Lessor of all or any interest in the Premises to any parent of Lessor or any entity under common control with Lessor, or any joint venture, partnership, corporation (foreign or domestic), or other entity of which Lessor or a subsidiary of Lessor or any corporation controlled by or under common control with Lessor owns at least fifty percent (50%) of the net assets or fifty percent (50%) of the voting stock or other equity interest.

ARTICLE XVI

Section 16.01.                  Lessee’s Expansion of the Improvements:

16.01.1                                    Provided that no Event of Default shall have occurred and be continuing hereunder, and provided further that Lessee shall have delivered to Lessor not later than March 31, 2003, written notice of its intent to expand the Improvements in accordance with this Article XVI (the “Expansion Notice”), then, subject to the terms and conditions set forth below, Lessor shall make available funds in the amount of One Million Five Hundred Thousand and no hundredths Dollars ($1;500,000.00) (the “Expansion Contribution”) toward the cost of the design and construction of an expansion of the Improvements (the “Expansion”), according to plans and specifications generated by Lessee and subject to Lessor’s prior approval for approximately 32,253 square feet (and in any event not less than thirty thousand (30,000) square feet) of additional space of Improvements (the “Expansion Plans”).

16.01.2                                    Lessee shall be required to provide to Lessor (a) a fixed-price contract (“Fixed Price Contract”) for such Expansion from the contractor described in Section 16.01.4 below, in accordance with a pro-forma budget subject to Lessor’s reasonable approval, and (b) a clean, irrevocable letter of credit in the principal face amount of One Million Five Hundred Thousand and no hundredths Dollars ($1,500,000.00) (or such higher amount as may be required as set forth below), in form and substance satisfactory to Lessor, from a national bank reasonably acceptable to Lessor, naming Lessor as beneficiary (the “Letter of Credit”).  The Letter of Credit shall be returned to Lessee upon the “Completion of the Expansion” (as defined below).  While in no event shall Lessor be required to contribute more than One Million Five Hundred Thousand and no hundredths Dollars ($1,500,000.00) for the Expansion, the provisions of Section 16.01.1 above shall not be construed to limit the maximum size of the Expansion; provided, however, that (a) in no event shall Lessee be entitled to cause, permit, or suffer any deed of trust, mortgage, security agreement, or other lien to be filed against the Premises, Improvements, sign or construction of the Expansion, the foregoing shall be not deemed to limit the cost or the Expansion, or any part thereof, and (b) in the event that the Fixed Price Contract shall be for an amount in excess of the Expansion Contribution, the principal face amount of Letter of Credit shall be increased accordingly to reflect such increased cost.  The Expansion Contribution shall be available for any and all “hard” and “soft” costs of the design and construction of the Expansion (excluding Lessee’s internal costs and wages and salaries of Lessee’s employees), including without limitation the purchase of fixtures and equipment for use in the expanded Improvements (which fixtures and equipment shall constitute Lessor’s Fixtures and shall be a part of the Improvements and shall not constitute Lessee’s Equipment).

16.01.3                                    The Expansion shall be performed according to the Expansion Plans, which shall be subject to Lessor’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed, if (a) no Event of Default shall have occurred and be continuing, (b) Lessor shall have been furnished with the Letter of Credit and the Fixed Price Contract required above, and (c) it has been demonstrated to Lessor’s satisfaction that the proposed Expansion Improvements will impair neither the structural integrity nor the value of the existing Improvements), it being understood that the Expansion shall be designed to Lessee’s reasonable specifications, according to Lessee’s perceived needs for additional manufacturing, processing, laboratory, testing, office, warehouse or distribution space (or any combination of any of such uses), all in Lessee’s reasonable discretion.

16.01.4                                    The Expansion shall be performed and constructed according to the Expansion Plans, as the same may be amended from time to time, subject to Lessor’s written consent for all material modifications.  Without limiting the foregoing, Lessor’s consent shall be required for any modification or modifications which, individually or in the aggregate, would increase the projected cost of the Expansion by more than Twenty-Five Thousand and no hundredths Dollars ($25,000.00) (whether such cost is to be borne by Lessor or Lessee).  Lessor’s consent to modifications shall not be unreasonably withheld, conditioned or delayed, if it has been demonstrated to Lessor’s satisfaction that the proposed modification will impair neither the structural integrity nor the value of the existing Improvements nor of the Expansion.  All of the Expansion shall be performed by a insured, bonded contractor licensed to do business in the State of California, selected by Lessee and reasonably acceptable to Lessor.  The Expansion Contribution shall be funded by Lessor into a Depository and disbursed by the Depository as though such work were to repair the Premises after a casualty, pursuant to Section 6.02(e) hereof.  Lessor may require that it be named as beneficiary under a performance bond in connection with the Expansion.  During the construction of the Expansion, Lessee shall provide such builder’s risk insurance as Lessor may require with respect thereto, and Lessor shall be named as loss payee thereunder, to’ the extent of the Expansion Contribution.

16.01.5                                    Commencing on the first day of the first month following Lessor’s disbursement of the Expansion Contribution into the Depository, Lessee’s Basic Rent due under Section 1.04 of this Lease shall be increased by an amount equal to $0.50 multiplied by the gross square footage of the Expansion, such amount to be increased annually by two and four tenths percent (2.4%) during the Lease Term.

16.01.6                                    “Completion of the Expansion” shall mean (a) that Lessor has been furnished a final, unconditional certificate of occupancy issued for the Expansion and (b) that Lessor has been furnished a final lien waiver from Lessee’s contractor and such other evidence of payment and lien-free completion as Lessor and Lessor’s title insurer may reasonably require.  Upon Completion of the Expansion, the Lease Term for the entire Premises, including but not limited to the Expansion, shall be adjusted so that the Lease Term (exclusive of any option terms permitted under Section 1.03 of this Lease) shall end on the date which is ten (10) years from the last day of the month in which Completion of the Expansion occurs.

ARTICLE XVII

Section 17.01.                  Specific Enforcement.  Lessee’s rights contained in Section 1.04 and Articles 15 and 16 hereof shall be specifically enforceable, Lessor’s failure or refusal to honor such rights not being readily compensable by an award of damages.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
EXECUTION PAGE FOLLOWS.]

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the date first above written.

Lessor:

GENERAL ELECTRIC CAPITAL CORPORATION,
a Delaware corporation

By:	/s/ LINDA K. BRACKEN
Print:	Linda K. Bracken
Its:	Vice President

Lessee:

INAMED CORPORATION, a
Delaware corporation

By:	/s/ NICHOLAS L. TETI
Print:	Nicholas L. Teti
Its:	Chairman, President and C.E.O.

[EXECUTION PAGE OF LEASE AGREEMENT]

SCHEDULE A

LEGAL DESCRIPTION

Lots 1 and 2, Tract 4642, filed March 10, 1982, Map Book 126, Pages 30 to 33, inclusive, Alameda County Records.

APN: 519-1010-085-01 011432986.3A

SCHEDULE B

CONTRACTUAL REQUIREMENTS

[NOT APPLICABLE]

SCHEDULE C

PERMITTED EXCEPTIONS

1.                                       The lien of supplemental taxes, if any, assessed pursuant to Chapter 3.5 commencing with Section 75 of the California Revenue and Taxation Code, not yet due and payable.

2.                                       An easement for ingress and egress and incidental purposes, recorded March 28, 1955 as Book 7611, Page 373 of Official Records.

In Favor of:	Frank F. Serpa and Emila F. Serpa, his wife
Affects:	A portion of Lot 1

3.                                       An easement for sewer and incidental purposes, recorded August 3, 1970 as Reel 2666, Image 13 of Official Records.

In Favor of:	Union Sanitary District
Affects:	The northwesterly 15 feet of Lot 1

4.                                       Covenants, conditions, restrictions and easements in the document recorded March 30, 1979 as Series No. 79-059885 of Official Records, which provide that a violation thereof shall not defeat or render invalid the lien of any first mortgage or deed of trust made in good faith and for value, but deleting any covenant, condition or restriction indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, national origin, sexual orientation, marital status, ancestry, source of income or disability, to the extent such covenants, conditions or restrictions violate Title 42, Section 3604(c), of the United States Codes or Section 12955 of the California Government Code.  Lawful restrictions under state and federal law on the age of occupants in senior housing or housing for older persons shall not be construed as restrictions based on familial status.

5.                                       Covenants, conditions, restrictions and easements in the document recorded May 21, 1980 as Series No. 80-089233 of Official Records, which provide that a violation thereof shall not defeat or render invalid the lien of any first mortgage or deed of trust made in good faith and for value, but deleting any covenant, condition or restriction indicating a preference, limitation or discrimination based on race, color, -religion, sex, handicap, familial status, national origin, sexual orientation, marital status, ancestry, source of income or disability, to the extent such covenants, conditions or restrictions violate Title 42, Section 3604(c), of the United States Codes or Section 12955 of the California Government Code.  Lawful restrictions under state and federal law on the age of occupants in senior housing or housing for older persons shall hot be construed as restrictions based on familial status.

Document(s) declaring modifications thereof recorded July 10, 1981 as Series No. 81-115085 of Official Records.

6.                                       An easement shown or dedicated on the Map as referred to in the legal description For:                                                             public utilities and incidental purposes.

Affects the southwesterly 10 feet of Lots 1 and 2.

7.                                       The terms and provisions contained in the document entitled “Spur Track Easement Agreement” recorded April 19, 1982 as Series No. 82-055298 of Official Records.  By Setter Hill Limited, a California corporation and between Amarok Ltd., a California corporation

An easement as contained in the above document.

For:                                                Spur Track and incidental purposes.

Affects the northerly portion of the land and other property.

8.                                       The terms and provisions contained in the document entitled “Assignment and Assumption of Rights, Powers and Reservations” recorded October 5, 1982 as Series No. 82-151328 of Official Records.  By Foremost-Mckesson, Inc., a Maryland corporation as successor to Crocker Land Company and between Sutter Hill Limited, a California corporation

9.                                       A waiver of any claims for damages by reason of the location, construction,-landscaping or maintenance of a contiguous freeway, highway or roadway, as contained in the document recorded March 28, 1955 as Book 7611, Page 375 of official Records.

10.                                 Any facts, rights, interests or claims that may exist or arise by reason of the following matters disclosed by an ALTA/ACSM survey made by Duryea & associates on September 11, 2002, designated Job Number 23597.

A.  The fact that there is a monitoring well, water meter, electric vaults, electric transformer and telephone vaults on various locations of the land.

SCHEDULE D

LESSEE INSURANCE REQUIREMENTS

NAME OF INSURED:	Inamed Corporation

INSURED MAILING ADDRESS:	5540 Ekwill Drive
Santa Barbara, California 93111

PROPERTY ADDRESS(s):	48490 Milmont Drive, Fremont, California

ADDITIONAL INSURED:

General Electric Capital Corporation (“GE Capital”), a Delaware corporation, its successors and assigns, 10900 NE 4th Street, Suite 500 Bellevue, WA 98004

LEASE NO.:                               001-         -001

INSURANCE REQUIREMENTS:

HAZARD INSURANCE:

Evidenced on Form Acord 27 - Evidence of Insurance, naming General Electric Capital Corporation, a Delaware corporation, its successors and/or assigns, as Additional Insured as respects the subject property.

Perils:                Fire and Extended coverage, vandalism and malicious mischief, Boiler and Machinery, and if applicable, Flood and Earthquake Insurance.

Values:         100% Replacement cost value of property/Limit of $5,000 deductible

Endorsements Required:

•                  Inflation Guard, and Agreed Amount and Replacement Cost endorsements

•                  List of Locations and Schedule of Values, if Blanket Policy

•                  30 Days Notice of Cancellation

•                  Agreed Amount endorsement

Co-insurance should not be a condition of any insurance provided.

Loss of Rents/Business Interruption for 12 months (or in an amount equivalent to at least 12 months rent) is required.

Boiler and Machinery Coverage will be required.

LIABILITY:

Coverage to be On Occurrence basis only.

Evidence of Insurance, showing comprehensive general liability on an Occurrence Basis, in an amount not less than $5,000,000 (per occurrence) to include:

Bodily injury and property damage liability (primary and excess umbrella acceptable to satisfy limits).

General Electric Capital Corporation is to be named Additional Insured as respects this property and the Additional Insured endorsement should be attached to the certificate.

SPECIAL INSTRUCTIONS

General Electric Capital Corporation is to be provided with an Evidence of Insurance and a Certificate of Insurance from an insurance company having a Best’s Rating of A/X or better for, respectively, hazard and liability coverage and must be executed by the insurance company or its authorized agent.  The evidence and certificate must itemize the above coverage and endorsements.  WITHIN 90 DAYS OF ISSUANCE OF THE EVIDENCE OF INSURANCE, THE INSURANCE COMPANY IS TO PROVIDE A CERTIFIED COPY OF THE INSURANCE POLICY INCLUDING ALL ENDORSEMENTS AND AMENDMENTS.

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SCHEDULE E

PERMANENT LOAN INSURANCE REQUIREMENTS

NAME OF INSURED:	(NAMED CORPORATION

INSURED MAILING ADDRESS:	5540 Ekwill Drive
Santa Barbara, California 93111

PROPERTY ADDRESS(s):	48490 Milmont Drive, Fremont, California

MORTGAGEE/LOSS PAYEE:

                      (“Lender”).

LOAN NO.:

INSURANCE REQUIREMENTS:

HAZARD INSURANCE:

Evidenced on Form Acord 27 - Evidence of Property Insurance, naming Lender, its successors and/or assigns, as Loss Payee and Mortgagee as respects the subject property.  If the credit tenant is to provide the insurance coverage, the Borrower must be named as Additional Insured.

Perils:  Fire and Extended coverage, vandalism and malicious mischief, Boiler and Machinery, and if applicable, Flood and Earthquake Insurance.

Values:         100% Replacement cost value of property/Limit of $5,000 deductible

Endorsements Required:

•                                          Inflation Guard, and Agreed Amount and Replacement Cost endorsements

•                                          List of Locations and Schedule of Values, if Blanket Policy

•                                          438BFU (Loss Payee Endorsement - see copy attached, with enlargement of same for easier reading), in favor of Lender amended to 30 days notice of change, cancellation or non-renewal.

•                                          30 Days Notice of Cancellation

☐                                    Waiver of Subrogation endorsement is required, unless property is owner occupied.

Co-insurance should not be a condition of any insurance provided.

Loss of Rents/Business Interruption for 12 months (or in an amount equivalent to at least 12 months rent) is required.

Boiler and Machinery coverage is required.  If the insurance carrier for the Boiler A Machinery coverage is different from that of the Property Coverage, a Joint Loss

Agreement endorsement must be reflected on the evidences of insurance for both Property coverage and Boiler & Machinery coverage.

If the 438BFU Lender’s Loss Payable Endorsement is not available, please submit another Loss Payable endorsement for review by General Electric Capital Corporation and Lender.

LIABILITY:

Evidenced on Form Accord 25 - Certificate of Liability Insurance

Coverage to be On Occurrence basis only.

Evidence of Insurance, showing comprehensive general liability on an Occurrence Basis, in an amount not less than $2,000,000 (per occurrence) to include;

Bodily injury and property damage liability (primary and excess umbrella acceptable to satisfy limits).

General Electric Capital Corporation and Lender are to be named Additional Insureds as respects this property only and the Additional Insured endorsement should be attached to the certificate.  If the credit tenant is to provide the insurance coverage, the Borrower must be named as Additional Insured as well.

SPECIAL INSTRUCTIONS

General Electric Capital Corporation and Lender are to be provided with an Evidence of Property Insurance and a Certificate of Liability Insurance from an insurance company having a Best’s Rating of A/X or better for both hazard and liability coverage and must be executed by the insurance company or its authorized agent.  The evidence and certificate must itemize all the above endorsements and the evidence must include a copy of the completed and signed 438BFU endorsement (a copy of which is attached).  WITHIN 90 DAYS OF ISSUANCE OF THE EVIDENCE OF INSURANCE, THE INSURANCE COMPANY IS TO PROVIDE A CERTIFIED COPY OF THE INSURANCE POLICY INCLUDING ALL ENDORSEMENTS AND AMENDMENTS.

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LENDER’S LOSS PAYABLE ENDORSEMENT - 438 BFU

1.                                       Loss or damage, if any, under this policy shall be paid to                [Lender]                   , its successors and assigns, hereinafter referred to as the “Lender,” in whatever form or capacity its interests may appear and whether said interest be vested in said Lender in its individual or in its disclosed or undisclosed fiduciary or representative capacity, or otherwise, or vested in a nominee or trustee of said Lender.  .

2.                                       The insurance under this policy, or any rider or endorsement attached thereto, as to the interest only of the Lender, its successors and assigns, shall not be invalidated nor suspended: (a) by any error, omission or change respecting the ownership, description, possession or location of the subject of the insurance or the interest therein, or the title thereto; (b) by the commencement of foreclosure proceedings or the giving of notice of sale of any of the property covered by this policy by virtue of any mortgage or trust deed; (c) by any breach of warranty, act, omission, neglect or noncompliance with any of the provisions of this policy, including any and all riders now or hereafter attached thereto, by the named insured, the borrower, mortgagor, trustor, vendee, owner, tenant, warehouseman, custodian, occupant, or by the agents of either of any of them or by the happening of any event permitted by them or either of them, or their agents, or which they failed to prevent, whether occurring before or after the attachment of this endorsement, or whether before or after a loss, which under the provisions of this policy of insurance or of any rider or endorsement attached thereto would invalidate or suspend the insurance as to the named insured, excluding herefrom, however, any acts or omissions of the Lender while exercising active control and management of the property.

3.                                       In the event of failure of the insured to pay any premium or additional premium which shall be or become due under the terms of this policy or on account of any change in occupancy or increase in hazard not permitted by this policy, this Company agrees to give written notice to the Lender of such nonpayment of premium after sixty (60) days from and within one hundred and twenty (120) days after due date of such premium and it is a condition of the continuance of the rights of the Lender hereunder that the Lender when so notified in writing by this Company of failure of the insured to pay such premium shall pay or cause to be paid the premium due within ten (10) days following receipt of the Company’s demand in writing therefor.  If the Lender shall decline to pay said premium or additional premium, the rights of the Lender under this Lender’s Loss Payable Endorsement shall not be terminated before ten (10) days after receipt of said written notice by the Lender.

4.                                       Whenever this Company shall pay to the Lender any sum for loss or damage under this policy and shall claim that as to the insured no liability therefor exists, this Company, at its option, may pay to the Lender the whole principal sum and interest and other indebtedness due or to become due from the insured, whether secured or unsecured (with refund of all interest not accrued), and this Company, to the extent of such payment, shall thereupon receive a full assignment and transfer, without recourse, of the debt and all rights and securities held as collateral thereto.

5.                                       If there be any other insurance upon the within described property, this Company shall be liable under this policy as to the Lender for the proportion of such loss or damage that the sum hereby insured bears to the entire insurance of similar character on said property under policies held by, payable to and expressly consented to by the Lender.  Any Contribution Clause included in any Fallen Building Clause Waiver or any Extended Coverage Endorsement attached to this contract of insurance is hereby nullified, and also any Contribution Clause in any other endorsement or rider attached to this contract of insurance is hereby nullified except Contribution Clauses for the compliance with which the insured has received reduction in the rate charged or has received extension of the coverage to include hazards other than fire and compliance with such Contribution Clause is made a part of the consideration for insuring such other hazards.  The Lender upon the payment to if of the full amount of its claim will subrogate this Company (pro rata with all other insurers contributing to said payment) to all of the Lender’s rights of contribution under said other insurance.

6.                                       This Company reserves the right to cancel this policy at any time, as provided by its terms, but in such case this policy shall continue in force for the benefit of the Lender for thirty (30) days after written notice of such cancellation is received by the Lender and shall then cease.

7.                                       This policy shall remain in full force and effect as to the interest of the Lender for a period of ten (10) days after its expiration unless an acceptable policy in renewal therefor with loss thereunder payable to the Lender in accordance with the terms of this Lender’s Loss Payable Endorsement shall have been issued by some insurance company accepted by the Lender.

8.                                       Should legal title to and beneficial ownership of any of the property covered under this policy become vested in the Lender or its agents, insurance under this policy shall continue for the term thereof for the benefit of the Lender, but, in such event, any privileges granted by this Lender’s Loss Payable Endorsement which are not also granted the insured under the terms and conditions of this policy and/or under other riders or endorsements attached thereto shall not apply to the insurance hereunder as respects such property.

9.                                       All notices herein provided to be.  given by the Company to the Lender in connection with this policy and this Lender’s Loss Payable Endorsement shall be mailed to or be delivered to the Lender at its office or branch at:                                [address of Lender]                                          .

Attached to Policy No.
Of:
Issued to:
Agency at:	Date:

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AMENDMENT TO FACILITY LEASE

This Amendment to Facility Lease (this “Amendment”) is made as of the 1st day of October, 2002, by and between GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation and the successor in interest to Heleasco Seven, Inc.  (“Lessor”), and INAMED CORPORATION, a Delaware corporation and the successor in interest to Collagen Corporation (“Lessee”), with regard to the following facts:

A.                                   Lessor and Lessee are parties to that certain Facility Lease, dated as of March 15, 1989 (the “Lease”).

B.                                     Lessor and Lessee wish to amend the Lease by terminating it with regard to the real estate described therein and by extending the term and modifying the rent with regard to the equipment described therein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Lessor and Lessee, Lessor and Lessee hereby agree as follows:

1.                                       Definitions.  Capitalized terms used in this Amendment without definition shall have the respective meanings assigned to those terms in the Lease.  For reference purposes, such definitions are set forth in Schedule A attached to this Amendment and by this reference incorporated into this Amendment.

2.                                       Equipment Lease Only.  The Lease is hereby terminated with regard to the real estate described therein and shall apply hereafter only with regard to the equipment described in Schedule B attached to this Amendment and by this reference incorporated into this Amendment.  Accordingly, as used in the Lease, the term “Leased Property” shall hereafter only refer to such equipment.

3.                                       Base Lease Term Extension.  The Base Lease Term is hereby extended to, and will expire at the close of business on, September 30, 2007 (the Base Lease Term Expiration Date, as amended by this Amendment).

4.                                       Basic Rent.  Basic Rent shall be $2,250,000 ($450,000 per year), payable in advance in sixty (60) equal monthly installments of $37,.500 each, commencing on October 1, 2002.

5.                                       Lessee’s Rights to Purchase.  Lessee shall have the right to purchase all of the Leased Property at the then-unamortized value (together with accrued but unpaid interest as of the date of the purchase, all according to the amortization schedule annexed hereto as Schedule C) at ‘any time.  Lessee shall have the right to purchase the Leased Property at the end of the Base Lease Term for One ($1.00) Dollar, which the Lessor and Lessee anticipate to be the fair market value of the Leased Property on the Base Lease Term Expiration Date..

6.                                       Casualty Loss Value.  The Casualty Loss Value for any Item of Leased Property shall be modified if and as necessary so that, at any given time, such Casualty Loss Value is equal to the cost of that Item which then remains outstanding presuming that the Basic Rent payments hereafter received are first applied to earned but unpaid interest at 7.5% per annum.  As used in the foregoing sentence, “cost” shall refer to the pro rata portion of $1,871,449 attributable to such Item of Leased Property (which portion shall be based upon the original cost of such Item relative to the original cost of all Items at the commencement of this Lease, which original costs are set forth in Schedule B to this Amendment).

7.                                       Casualty Loss Value Upon Default.  The text of Section 16(a)(iii)(A) of the Lease is hereby stricken and replaced with the following:  “the Casualty Loss Value of all Items of Leased Property”, subject, however, to Section 6 of this Amendment.

8.                                       Assignment; Subleases.  Lessee may assign this Lease to any person to whom Lessee assigns its lease (the “Premises Lease”) of the real property located at 48490 Milmont Drive, Fremont, California (the “Premises”), provided such assignment of the Premises Lease is permitted under the Premises Lease.  Lessee may sublet the Leased Property to any person to whom Lessee sublets the Premises, provided such subletting of the Premises is permitted under the Premises Lease.  No such assignment or sublease shall constitute a release of Lessee from its obligations under this Lease.

9.                                       Notices.  All notices and demands which are required or permitted to be given by either party on the other hereunder shall be in writing.  All notices and demands shall be sent by United States Mail, certified or registered mail, return-receipt requested, or by recognized overnight courier service (such as Federal Express), or by facsimile or other telecommunication device capable of transmitting and creating a written record.  Notices shall be effective two business days following the date they are deposited in the United States Mail, one business day after delivery to an overnight courier and on the day they are telefaxed (if a confirmation report results).  Unless a party designates another address for notices (by notice given pursuant to this Section, notices shall be sent to the following address:

If to Lessor.	General Electrical Capital Corporation
Suite 500
10900 NE 4th Street
Bellevue, WA 98004
Attention: Vice President/Manager, Real Estate

If to Lessee:	Inamed Corporation
5540 Ekwill Drive
Santa Barbara, California 93111
Attention: Facilities Manager

With copies to:
Inamed Corporation
5540 Ekwill Drive
Santa Barbara, California 93111
Attention: General Counsel

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Inamed Corporation
48490 Milmont Drive
Fremont, California 94538
Attention: Facility Manager

10.                                 Ratification of Lease.  As amended pursuant to this Amendment, the Lease remains in full force and effect.

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IN WITNESS WHEREOF, Lessor and Lessee have caused their respective duly authorized representatives to executed and deliver this Amendment as of the day and year first above written.

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ LINDA K. BRACKEN
Title:	Vice President

INAMED CORPORATION

By:	/s/ NICHOLAS L. TETI
Title:	Chairman, President and C.E.O.

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SCHEDULE A

Definitions

Addition or Improvement means any addition or improvement to any item of Leased Property that does not constitute Additional Equipment.

Additional Equipment means the property described in Schedule C to the Purchase Agreement.

Adjustment Date means the date occurring on the 120th day following the Base Lease Term Commencement Date.

Affiliate of a Person means any other Person who is a shareholder of, or who directly or indirectly controls, or is controlled by, such Person.

Applicable Law means the federal, state and local statutes, regulations, ordinances and codes, including, without limitation, the Code, and all applicable lawful rules, regulations, interpretations and orders of any commissions, boards or other legislative, executive, judicial or other governmental bodies or officers having power to regulate or supervise the Facility or its ownership, construction, manufacturer use, operation, maintenance or repair.

Appraisal Procedure means the procedure specified in the succeeding sentences for determining the Fair Market Value or Fair Rental Value of a given Item of Leased Property.  Lessor and Lessee shall consult for the purpose of determining such amount by mutual agreement.  If no agreement is reached, either party may give written notice (the “Notice”) to the other, requesting determination of such amount by appraisal and in such event the parties shall consult for the purpose of appointing a mutually acceptable qualified independent appraiser, experienced in the biotechnology or pharmaceutical industries, who shah.  determine the Fair Market Value or Fair Rental Value.  If the parties are unable to agree on an appraiser within twenty days of the giving of the Notice, the Fair Market Value or Fair Rental Value shall be determined by each of two independent appraisers so experienced, one of whom shall be selected by Lessee and the other of whom shall be selected by Lessor on or before the twenty-first day following the giving of the Notice.  The appraisers so selected shall make them: determinations within ton days following their appointment.  If the determination made by the appraiser opining as to the greater value does not exceed the lower value by more than ten percent of, the lower value, the two values shall be averaged and such determination shall constitute the determination of the appraisers.  If such excess is greater than ten percent of the lower value, a third appraiser shall be selected by the two appraisers or by the American Arbitration Association in accordance with its procedures, if the other two are unable to agree upon a third appraiser within ten days.  The third appraiser shall make his determination, the appraisal which differs most from the other two appraisals shall be excluded, the remaining two determinations shall be averaged, and such average shall constitute the Fair Market Value or Fair Rental Value, as appropriate.

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Appraiser means the firm of Arthur D.  Little Valuation, Inc., or another independent appraiser selected by Lessor qualified and expert in the appraisal of facilities or equipment used in the biotechnology or pharmaceutical industries.

Assignment of Facility, Agreements means the assignment of the Construction Contracts, Governmental Authorizations and vendor Agreements in the form of Exhibit E to the Purchase Agreement.

Base Lease Term means the period beginning on the Base Lease Term Commencement Date and ending on the ease Lease Term Expiration Date.

Base Lease Term Commencement Date means October 1, 1989.

Base Lease Term Expiration Date means September 30, 2004.

Basic Rent means any of the amounts provided to be paid by Lessee under Sections 3(b) or 3(c) of the Lease.

Bill of Sale means, with respect to a given Item of Leased property, a valid and sufficient bill of sale in the form of Exhibit A to the Purchase Agreement, made by Lessee in favor of Lessor, dated the Item’s Delivery Date.

Business Day means a day which is not a Saturday, Sunday, or a day on which banks are authorized or required by law to be closed in the State of California or in the State of.  Delaware or under the laws of either such State or of the United States.

Casualty Event has the meaning given in Section 10 (b) (i) of the Lease.

Casualty Loss Payment Date means (a) the last day of the first month following the date on which Lessee is obligated to notify Lessor of the happening of a Casualty Event pursuant to Section 10(b)(i) of the Lease; and (b) if Lessee has attempted to exercise its option to replace Casualty Property under Section 10(b)(Iii) but has failed to do so within the period there provided, the 30th day following the last day of such period.

Casualty Loss Value of any Item of Leased Property (a) as of any date during the Basic Lease Term, means the amount determined by multiplying the appropriate percentage on Table One of Schedule H to the Lease by Lessor’s Cost of the Item, and (b) as of any date during a Renewal.  Term, means the Fair Market Value of the Item as of the commencement of the Renewal Term.

Casualty Payment has the meaning given in Section 10(b)(ii) of the Lease.

Casualty Property means any Item of Leased Property suffering a Casualty Event.

Change in Tax Law means a change in the Code, the issuance of new or revised Treasury Regulations, revenue procedures, revenue rulings or other administrative publications or a change 3.n judicial interpretation of existing law which, to the extent it relates to a given Item of Leased Property, is enacted, made or issued in final or temporary form, on

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or prior to the Placed in Service Date of such Item, and as to which, if reasonably requested by Lessee, Special.  Counsel has delivered an opinion that the change affects the tax benefits anticipated by Lessor to be obtained from the overall Transaction as set out in Schedule D, to the extent and in the manner set out in Lessor’s notice of the need for adjustment.

Claim has the meaning given in Section 13(a) of the Purchase Agreement.

Code means the Internal Revenue Code of 1986, as amended, or any successor tax code.

Comparable Companies has the meaning given in Section 6(a) of the Lease.

Completion means the completion, in all significant respects, of the construction of improvements upon the Plant and the.  Site and the installation of equipment in the Plant, all as set out in the Construction Contract and the Construction and Design Documents as the same are in effect as of the first Delivery Date, or as the same are supplemented or amended in accordance with the provisions of the Consent Lo Assignment of Construction Contract, provided that any such supplement or amendment is in every material.  respect consistent with the assumptions and conclusions of the Appraisal.  Completion shall be evidenced by, and shall be doomed to occur on the date of delivery to Lessor of a duly executed Completion Certificate.

Completion Certificate means the certificate of Rudolph & Sletten, Inc.  in the form of Exhibit J to the Purchase Agreement.

Construction and Design Documents means all of the plans, specifications, working drawings and other architectural, engineering or design documents related to the Plant or the Additional Equipment, whether existing on the First Delivery Date or created thereafter.

Construction Contract means the construction agreement between Lessee and Contractor dated as of August 15, 1988 as amended including Control Estimate No. 6 dated July 27, 1988 as revised February 5, 1989.

Contemplated Liens means the rights and encumbrances created by the Overall Transaction.

Contractor means Rudolph & Sletten Inc., of Foster City, California.

Default means a default under any Fundamental Agreement other than the Lease, or the happening of an event which, with the giving of notice or the passage of time, could become an Event of Default.

Default Rate means a per annum rate of interest equal to the lesser of (1) the prime rate announced from time to time by Chase Manhattan Hank, New York as its prime lending or base rate plus four percent (4%), or (ii) the maximum interest rate allowed by law.

Delivery Date means the First Delivery Date or any Subsequent Delivery Date.

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Environmental Consultant means Woodward-Clyde Consultants of Oakland, California.

Event of Default has the meaning given in Section 15 of the Lease.

Expiration Date means the last day of the Lease Term.

Facility means the Plant, the Site and the Additional Equipment, taken together, including all Nonseverable Improvements.

Fair Market Rent means, with respect to a given Item of Leased Property, an amount determined in accordance with the Appraisal Procedure as of a given time, which amount equals the rent which would be obtained in an arm’s length lease of the Item between an informed and willing lessee engaged in the pharmaceutical, manufacturing or medical device industry (other than such a lessee currently in possession), and an informed and willing lessor under no compulsion to lease, without regard to the costs and expenses that are reasonably anticipated would be incurred in connection with such a transaction.

Fair Market Value means, with respect to a given Item of Leased Property, an amount determined in accordance with the Appraisal Procedure as of a given time, which amount equals the value which would be obtained in an arm’s length purchase and sale transaction with respect to -the Item between an informed and willing buyer engaged in the pharmaceutical, manufacturing or medical device industry (other than such a buyer currently in possession), and an informed and willing seller under no compulsion to sell, without regard to the costs and expenses that are reasonably anticipated would be incurred in connection with such a transaction.

FDA Validation means the written authorization of the United states Food and Drug Administration and of California Department of Health Services to carry out the manufacturing of medical devices products at the Facility.

Financing Statement means a statement filed at the office of the secretary of State of California, in the form prescribed by the Uniform Commercial Code of California.

First Delivery Date means a Business bay selected by Lessee for the sale to Lessor of the Plant and the Site under the Purchase Agreement, provided that Lessee gives Lessor note less than five Business Days’ prior notice thereof.

Fundamental Agreements means the agreements described in Section 3(a)(i) of the Purchase Agreement together with each other Bill of Sale, Grant Dead or Lease supplement as and when delivered in connection with the transactions contemplated by Section 2(a)(ii) of the Purchase Agreement.

Governmental Authorization means any consent, right, exemption, concession, permit, license, authorization, certificate, order, franchise, determination, or approval of any federal, state, municipal or governmental department, commission, board agency or instrumentality with respect to the Facility, any Item or any portion thereof.

Grant Deed means a deed in the form of Exhibit D to the Purchase Agreement.

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Guaranteed Maximum Price means the price identified as such under the Construction Contract.

Hazardous Substance has the meaning given in Section 8(f)(v) of the Lease.

Hazardous Substance Laws has the meaning given in Section 8(f)(i) of the Lease.

Imposition has the meaning given in Section 14 of the Purchase Agreement or Section 18 of the Lease.

Indemnitee means Lessor and its successors, assigns, employees, agents, shareholders and Persons that control, are in common control with, or are controlled by Lessor.

Interim Rent means the amount provided to be paid by Lessee under Section 3(a) of the Lease.

Interim Term means with respect to a given Item of Leased Property, the period beginning on its Delivery Date and ending on the day prior to the Base Lease Term Commencement Date.

Item or Item of Leased Property means any discrete component of the Plant, the Site or any Additional Equipment or of any appliance, part, instrument, appurtenance, accessory, furnishing and other equipment of whatever nature that from time to time may be incorporated or installed in or attached to the Facility, including, without limitation, any spare parts that are included as part of the Facility.

Lease means the Facility Lease between Lessee and Lessor dated as of March 15, 1989 and each Lease Supplement executed pursuant thereto.

Lease Term means, the period commencing on the First Delivery Date and ending on September 30, 2004, or, if Lessee has renewed the Lease pursuant to Section S(a) of the Lease, on, the last day of the last Renewal Term to occur, except that (a) if a Casualty Event has occurred with respect to the entire Facility, the Lease Term ends on the Casualty Loss Payment Date corresponding to such Casualty Event and (b) if Lessee has made a determination that a Special Casualty Event has occurred under Section 7(a) or 8(e)(viii) of the Lease, or Lessor has made a determination that a Special Casualty Event has occurred under Section 10(c)(i) of the Lease, the Tease Term ends on the Special Casualty Loss Payment Date corresponding to such Special Casualty Event.

Leased Property means the Plant, the Site and the Additional Equipment, taken together, including all Nonseverable.  Improvements.

Lease Rate Factors means each of the decimal numbers set out in Section 3(b) of the Lease.

Lease supplement means each supplement in the form of Exhibit A to the Lease evidencing the delivery and acceptance of Leased Property and the confirming Lessee’s obligation for Rent with respect thereto.

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Lessee means Collagen Corporation, a Delaware corporation.

Lessee Confidential Information has the meaning given in Section 8(e) of the Lease.

Lessee Documents means each of the Fundamental Agreements, and each of the Related Documents to which Lessee is a party.

Lessor means Heleasco Seven, Inc., a Delaware corporation, and its successors and assigns.

Lessor’s Cost means, as to a given Item of Leased Property, the Purchase Price thereof, together with an amount equal to the product of Transaction Costs and a fraction having as its numerator the Purchase Price of the Item and as the denominator the aggregate Purchase price of all Items, and as to the Facility, the aggregate of Lessor’s Cost of each Item of Leased Property.  Lessor’s Cost of the Facility shall in no event exceed $16,000,000.

Lessor’s Liens means liens, charges, encumbrances or adverse claims of title, against the Facility or any Item of- Leased Property created or incurred by or through Lessor.

Net Economic Return means the after tax yield (federal, state and local), after tax cash flows and periodic book income which Lessor anticipates as of the date of the Purchase Agreement.

Nonseverable Addition mean (i) a replacement part installed can the Facility as required by Section 8(a) of the Lease, (ii) an Addition or improvement made pursuant to Section 7(b) of the Lease, and (iii) an Addition or Improvement which is not readily removable without causing material damage to the Facility or any item.

Overall Transaction means the transactions contemplated by the Fundamental Agreements taken together.

Payment Date means the last Business Day of each March and September during the Lease Term.  Following the Base Lease Term Commencement Date, and the Expiration Date, except that if any such date occurs on a day that is not a Business Day, then Payment Date means the Business Day following such date.

Permitted Contest means a contest, including any appeal rights, with respect to any Imposition or the applicability of any legal requirement which:

is made in good faith by appropriate proceedings timely commenced and diligently prosecuted;

(b)                                 does not involve any significant risk of:

(i)                                     the sale, forfeiture, inability to use, or loss of any of Lessor’s interest in the Facility or any Item of Leased Property,

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(ii)                                  any material civil or any criminal, liability to Lessor, or

(iii)                               any material reduction in the value or the economic utility of the Facility or the Item of Leased Property; and

(c)                                  is not in conflict with any requirement of insurance to be maintained pursuant to Section 6 of the Lease.

Permitted Encumbrance means any of the following:

(a)                                  liens for Impositions (i) not yet delinquent or (ii) being contested in a Permitted Contest, so long as adequate reserves have been set aside for the payment of such Impositions;

(b)                                 materialmen’s, mechanic’s, vendor’s, workmen’s, repairmen’s, warehousemen’s, employee’s or other similar Liens arising in the ordinary course of business securing obligations (i) Which are not yet delinquent or (ii) which have been bonded or the enforcement of which shall have been suspended (but only for the duration of such suspension);

(c)                                  the Contemplated Liens;

(d)                                 liens arising out of judgments or awards against the party or parties obligated to keep the subject asset free of liens with respect to which a timely appeal or proceeding for review is being prosecuted in good faith by a Permitted Contest so long as adequate reserves have been set aside for the payment of such judgments and awards and there has been obtained a stay of execution pending such appeal or proceeding for review, or Lessor is otherwise satisfied the judgment lien wall not be foreclosed upon during the pendency of such appeal or review;

(e)                                  Title Encumbrances;

(f)                                    Liens arising out of pre-judgment garnishment, attachment or other similar actions or proceedings, provided the same are removed or fully bonded within 15 days of the date of creation thereof; and

(g)                                 Lessor Liens.

Permitted Substance means a substance described in Schedule E to the Lease, as the same may be modified as provided in Section B(f)(vii) of the Lease.

Person means any individual, corporation, partnership, estate, joint venture, association, joint—stock company, trust, unincorporated organization, or any government or any agency or political subdivision thereof.

Placed-in-Service Date means, with respect to a given Item, the date such item is “placed in service” within the meaning of Section 167 of the Code.

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Plant means the buildings, improvements and equipment described in Schedule A to the Purchase Agreement.

Professional Advisors means each of the Appraiser, and each environmental engineer or other engineer or professional advisor delivering any report or opinion to Lessor or Lessee in connection with the Overall.  Transaction or with respect to the Facility and/or the ownership, use or maintenance thereof, or of the conduct of Lessee’s business.

Purchase Agreement means the Agreement to Purchase and Lease dated as of March 15, 1989 between Lessee and Lessor.

Purchase Price means, as to a given Item of Leased property, the amount set out next to the description of that Item in Schedule A or Schedule C to the Purchase Agreement and definitively established in the Lease Supplement related thereto.

Renewal Term means a five-year period beginning on the Base Lease Term Expiration Date or on the expiration of another expiring Renewal Term.

Rent means Interim Rent, Basic Rent and Supplemental Rent collectively.

Responsible Officer means, with respect to either party hereto, any officer or assistant officer thereof who at the time is authorized to act in connection with the Overall Transaction.

Severable Addition means any Addition or Improvement (other than a Nonseverable Addition) that is readily removable from the Facility without causing material damage to the Facility or any Item.

Site means the zeal property described in Schedule B to the purchase Agreement.

Special Casualty Event has the meaning given in Sections-7(e), B(f)(viii), and 10(c)(i) of the Lease.

Special Casualty Loss Payment Date, means (a) if Lessee has determined that a Special Casualty Event has occurred under Section 7(e) or 8(f)(viii) of the Lease, the 60th day following Lessee’s notice to Lessor thereof and (b) if Lessor has determined that a Specialty Casualty Event has occurred pursuant to Section 10(c)(i) of the Lease, the 90th day following Lessor’s notice to Lessee thereof.

Special Casualty Loss Value of any item of Leased Property (a) as of any date during the Basic Lease Term, means, with respect to a Special Casualty Event described in Section 10(c)(i) of the Lease only, the amount determined by multiplying the appropriate percentage on Table One on Schedule H to the Lease by Lessor’s Cost of the Item ..and means, with respect to a special Casualty Event described in Sections 7(e)(iii) and 8(f)(viii) of the Lease, the amount determined by multiplying the appropriate percentage on Table Two on Schedule H to the Lease by Lessor’s Cost of the Item and (b) as of any date during a Renewal Term means the Fair Market Value of the Item plus such additional amount as may be required to maintain Net Economic Return.

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Special Casualty Payment has the meaning given in section 10(c)(ii) of the Lease.

Special Counsel means Saul, Ewing, Remick & Saul.

Subsequent Delivery Date means a Business Day selected by Lessee for the sale to Lessor of any Additional Equipment under the Purchase Agreement, provided that Lessee gives Lessor not less than five Business Days’ prior notice thereof and that such Business Day occurs do or prior to September 30, 1989.

Supplemental Rent means the amounts payable by Lessee to Lessor or others pursuant to Section 3(e) of the Lease.

Survey Exception means the regional exception commonly known as a “survey exception” and commonly shown as exception number 4 1.n Schedule B, Part 1 of an American Land Title Association Owners Policy (19) (excepting “[d]iscrepancies, conflicts in boundary lines, shortage in area, encroachments, or any other facts which a current survey would disclose, and which are not shown by the public records”).

Tax Indemnity Agreement means the Tax Indemnity Agreement in the form of Exhibit D to the Purchase Agreement between Lessee and Lessor and dated as of March 15, 1989.

Title Company means First American Title Insurance Company.

Title Encumbrances means the exceptions shown as 6, 7, 8, 9, 10, 11 and 12 in preliminary report no. 172808 of First American Title Insurance Company dated as of November 21, 1988.

Transaction Expenses has the meaning given in Section 5(a) of the Purchase Agreement.

Title Policy has the meaning given in Section 3(a)(iv) of the Purchase Agreement.

Vendor means any seller or other supplier of any item of Leased Property, other than Lessee.

Vendor Agreement means each agreement between Lessee and a vendor with respect to the Plant or any item of Additional Equipment.

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